     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1999

                                                      REGISTRATION NO. 333-78697
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       HAYES LEMMERZ INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      3714
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   13-3384636
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)


                             15300 CENTENNIAL DRIVE


                           NORTHVILLE, MICHIGAN 48167


                                 (734) 737-5000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------


NAME, ADDRESS AND TELEPHONE NUMBER    JURISDICTION     PRIMARY STANDARD INDUSTRY     I.R.S. EMPLOYER
     OF ADDITIONAL REGISTRANT        OF ORGANIZATION   CLASSIFICATION CODE NUMBER   IDENTIFICATION NO.
------------------------------------------------------------------------------------------------------
Hayes Lemmerz International-           Delaware                   3714                  33-0042337
 California, Inc.
 14500 Firestone Blvd.
 La Mirada, California 90605
 (714) 994-0150
Hayes Lemmerz International-           Delaware                   3312                  58-2046122
 Georgia, Inc.
 1215 Palmour Drive
 Gainesville, Georgia 30501
 (770) 535-6783
Hayes Lemmerz International-           Delaware                   3714                  62-1240825
 Indiana, Inc.
 1870 Riverfork Drive
 Huntington, Indiana 46750
 (219) 356-7001
Hayes Lemmerz International-           Delaware                   3714                  38-3281831
 Mexico, Inc.
 15300 Centennial Drive
 Northville, Michigan 48167
 (734) 737-5000
Hayes Lemmerz International-           Michigan                   3714                  38-1799246
 Michigan, Inc.
 2440 Highland Road
 Howell, Michigan 48843
 (517) 546-3441
Hayes Lemmerz International-           Ohio                       3714                  38-1741793
 Ohio, Inc.
 15300 Centennial Drive
 Northville, Michigan 48167
 (734) 737-5000
HL Ohio Sub, Inc.                      Delaware                   3599                  38-3086380
 15300 Centennial Drive
 Northville, Michigan 48167
 (734) 737-5000


                            ------------------------
                               WILLIAM D. SHOVERS
                       HAYES LEMMERZ INTERNATIONAL, INC.

                             15300 CENTENNIAL DRIVE


                           NORTHVILLE, MICHIGAN 48167


                                 (734) 737-5000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                             ROBERT B. PINCUS, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               ONE RODNEY SQUARE
                           WILMINGTON, DELAWARE 19899
                                 (302) 651-3000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                       HAYES LEMMERZ INTERNATIONAL, INC.
        OFFER TO EXCHANGE ALL 8 1/4% SENIOR SUBORDINATED NOTES DUE 2008
             FOR 8 1/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2008


  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 16,
                                     1999,

                              UNLESS WE EXTEND IT.

     We are offering a total of $250,000,000 8 1/4% Series B Senior Subordinated Notes, which are registered with the Securities and Exchange Commission, to all holders of our 8 1/4% Senior Subordinated Notes. We refer to this prospectus and the letter of transmittal that accompanies it as the exchange offer. We refer to the 8 1/4% Series B Senior Subordinated Notes being offered in the exchange offer as the new notes. We refer to the 8 1/4% Senior Subordinated Notes that can be exchanged for new notes as the old notes.

Terms of the Exchange Offer:

- We will issue up to $250,000,000 aggregate principal amount of new notes.


- The exchange offer expires at 5:00 p.m., New York City time, on July 16, 1999, unless we extend it.


- We will exchange all outstanding old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

- You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

- We believe that the exchange of notes will not be a taxable exchange for U.S. federal income tax purposes but you should see "Important United States Federal Tax Considerations" on page 70 for more information.

- We will not receive any cash proceeds from the exchange offer.

- The terms of the new notes are substantially identical to the outstanding old notes, except that select transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

- The old notes are, and the new notes will be, unconditionally guaranteed by our material domestic subsidiaries as of December 15, 1998.

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN RISKS HOLDERS SHOULD CONSIDER BEFORE TENDERING THEIR OLD NOTES.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is June 11, 1999.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 (together with all amendments and exhibits to the registration statement, referred to as the registration statement) under the Securities Act of 1933, as amended, with respect to the new notes offered in this prospectus. This prospectus does not contain all the information which is contained in the registration statement. You will find additional information about us and the new notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement.

     We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with these requirements, we file periodic reports, proxy statements and other information with the Commission. You may copy and inspect the registration statement and our periodic reports, proxy statements and other information we file with the Commission at the public reference room maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. The same information will be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. The Commission also maintains a Web site at http://www.sec.gov which provides online access to reports, proxy statements and other information regarding registrants that file electronically with the Commission. If we are not required to be subject to the reporting requirements of the Exchange Act in the future, we will still be required, under the indenture for the new notes, to continue to file with the Commission and to furnish to holders of the new notes the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

     You may request a copy of any Commission filings, and any information required by Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, at no cost, by contacting:

    Hayes Lemmerz International, Inc.

    15300 Centennial Drive


    Northville, Michigan 48167

    Attention: Director of Investor Relations

    (734) 737-5000


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede this information. We incorporate by reference any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the termination of this offering. We incorporate by reference the following documents filed with the Commission under the Exchange Act:

     - our annual report on Form 10-K for the fiscal year ended January 31, 1999;

     - our current reports on Form 8-K dated February 3, 1999 (filed February 18, 1999), December 7, 1998 (filed December 10, 1998), and November 19, 1998 (filed November 23, 1998); and

     - our proxy statement, dated May 12, 1999, for our annual meeting of stockholders to be held on June 17, 1999.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the notes we are offering as well as information regarding our business and detailed financial data. We encourage you to read this entire prospectus.

     As used in this prospectus, unless the context otherwise requires, "we," "us," "our," "Hayes" or the "company" refer to Hayes Lemmerz International, Inc. (formerly known as Hayes Wheels International, Inc.) and our consolidated subsidiaries. All references to fiscal years of Hayes in this prospectus or in the documents incorporated by reference refer to years commencing on February 1 of that year and ending January 31 of the following year. Unless the context otherwise requires, the term "CMI" refers to CMI International, Inc., a Michigan corporation, and its subsidiaries, which we acquired on February 3, 1999.

                       HAYES LEMMERZ INTERNATIONAL, INC.

     We are a leading supplier of a wide variety of automotive components to original equipment manufacturers of passenger cars, light trucks and commercial highway vehicles. We refer to original equipment manufacturers as OEMs. The products which we manufacture and supply include wheels manufactured from both aluminum and steel, brake components such as rotors and drums, suspension components such as crossmembers, subframes, knuckles, spindles and control arms, powertrain components, which consist primarily of intake and exhaust manifolds, and commercial highway wheels, hubs and drums.

     We are the world's largest manufacturer of automotive wheels, supplying approximately 32% and 23% of the automotive wheels in North America and Europe, respectively, for our 1998 fiscal year. We are also the largest global supplier of wheels to OEMs of passenger cars, light trucks and commercial highway vehicles. In addition, we are a leading producer of automotive foundation brake products, suspension components and powertrain components in North America. Our principal customers for our OEM products in our 1998 fiscal year consisted of every major OEM in North America, Europe and Japan, including General Motors, Ford, DaimlerChrysler, BMW, Renault, Fiat, Volkswagen, Porsche, Audi, Volvo, Citroen, Peugeot, Skoda, Seat, Toyota, Mazda, Nissan, Honda, Mitsubishi, Suzuki and Isuzu. General Motors, Ford and DaimlerChrysler comprised approximately 60% of our pro forma combined fiscal 1998 net sales. We also have over 300 commercial highway vehicle customers in North America and Europe, including Trailmobile, Dana/ Mack, Mercedes-Benz, Iveco, Strick, Great Dane Trailers, Freightliner, PACCAR, Volvo/GM, Renault and Western Star. We also produce a variety of non-wheel and non-brake cast aluminum products for the automotive, heating equipment and general machinery industries.

     Sales of automotive wheels, brake products, suspension components and powertrain components comprised approximately 86% of our pro forma combined net sales in fiscal 1998 (58% wheels, 5% brake components, 12% suspension components and 11% powertrain components), with the remaining 14% comprised of commercial highway wheel and brake products (10%) and non-wheel aluminum castings (4%).

     We are the #1 or #2 independent manufacturer of our primary products in the markets in which we compete. The table below sets forth our estimated combined market position for our products in North America, Europe and South America in fiscal 1998:

                                                               MARKET
                                                              POSITION
                                                              --------
NORTH AMERICA
Automotive Steel Wheels-- Including Production by OEMs......     #1
Automotive Cast Aluminum Wheels.............................     #2
Automotive Fabricated Aluminum Wheels.......................     #1
Automotive Full-Face Cast (FFC(R)) Wheels...................     #1
Automotive Brake Rotors and Drums-- Excluding Production by
  OEMs......................................................     #2
Automotive Suspension Components -- Excluding Production by
  OEMs......................................................     #1
Engine Manifolds............................................     #1
Commercial Highway Wheels...................................     #2
Commercial Highway Brake Hubs and Drums.....................     #1

EUROPE
Automotive Steel Wheels-- Including Production by OEMs......     #2
Automotive Cast Aluminum Wheels.............................     #1
Commercial Highway Wheels...................................     #2

SOUTH AMERICA
Automotive Steel Wheels.....................................     #2
Automotive Cast Aluminum Wheels.............................     #1
Commercial Highway Wheels...................................     #1

     We have a global presence with 40 manufacturing facilities in 12 countries, including the United States, Germany, Italy, Spain, the Netherlands, Belgium, the Czech Republic, Turkey, Brazil, South Africa, Mexico and India. We have also been active in developing strategic alliances around the world. We have nine strategic manufacturing joint ventures located in the United States, Mexico, Venezuela, Portugal, Canada, Turkey, Thailand and Norway. We also maintain technical relationships in Thailand and Colombia and a sales and engineering office in Japan.

     As automotive suppliers continue to consolidate worldwide, we intend to strengthen and expand our leadership position to meet the global sourcing, quality and engineering requirements of our customers. We expect that the CMI acquisition will create significant growth opportunities for us, resulting from the following:

     - the wide variety of products we can offer (wheels, brake components and suspension and structural components) will enable us to supply a suspension module for automotive applications to our customers. In the module concept, vehicles will be designed and built in modules, which will then be assembled into the entire vehicle. The suspension module consists of the wheels, mechanical brake components and various suspension, wheel-end and structural components;

     - the expansion of the market we serve from the $6 billion wheel market to the $50 billion market for suspension components and assemblies;

     - the strengthening of our position with key automotive customers in a rapidly consolidating market;

     - the utilization of our global presence to expand sales of those products formerly produced by CMI (suspension and powertrain components) outside of North America;

     - the ability to share innovative products and processes across passenger cars, light trucks and commercial highway vehicles worldwide; and

     - the exploitation of growth opportunities in the rapidly expanding market for aluminum and lightweight materials.

     In addition to these strategic benefits, we believe that the CMI acquisition will ultimately result in annual cost savings of at least $42 million, primarily as a result of synergies, including the consolidation of selling, general, administrative and engineering facilities, improvement of manufacturing productivity, combination of purchasing power and an increase in sales by combining the marketing efforts of the two companies.

BUSINESS STRATEGY

     We believe that we are well-positioned to realize growth in sales, EBITDA (as defined in the section of this prospectus entitled "Description of the Notes -- Definitions") and net income. We plan to develop our position as a leading supplier of suspension modules to the global transportation industry by integrating our operations with those of CMI. We expect to maintain our leadership position by continuing to offer innovative new products to increase sales and enhance operating results. We expect to continue our growth and enhance our market leadership by continuing to implement a strategy based on the following elements:

     - SYSTEMS APPROACH. Due to our broad manufacturing capabilities and product offerings, we are one of a small number of manufacturers with the ability to act as a single-source supplier of the suspension module and its various components. In addition, we are committed to becoming a provider of complete suspension modules for our OEM customers. We believe that OEMs are increasingly seeking to reduce the number of suppliers from which they source parts and to develop relationships with suppliers that can offer integrated systems and modules. The CMI acquisition has enabled us to expand our aluminum product lines and has added product lines for suspension components, such as crossmembers, subframes, knuckles, spindles and control arms, and powertrain components, which consist primarily of intake and exhaust manifolds. The CMI acquisition is a major step toward our strategic goal of developing suspension modules for our OEM customers.

     - ENHANCING STRONG RELATIONSHIPS WITH OEMS AND PURSUING NEW CONTRACTS. In a marketplace that is becoming increasingly global and in which the supply base is rapidly consolidating, we have developed strong relationships with our OEM customers and intend to continue to build upon these relationships. This will enable us to identify business opportunities in the early stages of vehicle design. We have an excellent reputation for quality, service and innovation and, as a result, we have established a leadership position as an OEM supplier of automotive and commercial highway wheels and brakes, and automotive suspension and powertrain components. We are a Tier 1 supplier to the OEMs (that is, a supplier that designs, engineers, manufactures and conducts quality control tests on our products) and we believe that this early involvement in the design and engineering of new products has afforded us a competitive advantage in securing new business and will continue to do so in the future. We have obtained significant firm orders on a number of high-volume vehicle platforms for the periods 1999 through 2001 for incremental new business in North America and Europe. In addition, as a result of the CMI acquisition, we are positioned to become a leading supplier of suspension modules.

     - CONTINUING FOCUS ON NEW PRODUCT INNOVATION. We believe that we have an established reputation for developing product and manufacturing process innovations. For example, we are the leading producer of fabricated aluminum wheels, which are 20% lighter than cast aluminum wheels. We also have introduced Full Face Cast (FFC(R)) wheels, which are lightweight, highly styled wheels that combine a cast aluminum face with a fabricated aluminum rim. We are also responsible for several steel wheel product and process innovations, including the development and introduction of a lightweight steel wheel which is approximately 15% lighter than a traditional steel wheel. We also have a world-class technical center in Ferndale, Michigan, and we lead the industry in the use of aluminum technology for wheel-end, structural and suspension components, as well as the use of aluminum and polymers for intake and exhaust manifolds. We intend to continue our efforts to develop innovative products and manufacturing processes to better serve customers globally and improve our product mix with higher margin products.

     - CAPITALIZING ON COMPLEMENTARY NATURE OF BUSINESSES. The CMI acquisition provides us with the opportunity to expand sales and increase market penetration due to the complementary nature of our and CMI's businesses. We intend to improve our future performance by offering automotive customers a complete suspension module assembly for easy installation in the customer's assembly plant. In addition, prior to our acquisition of CMI, substantially all of CMI's revenues came from the sale of its products in North America. We intend to market CMI's suspension and powertrain components through our existing customer base in areas outside of North America.

     - BENEFITTING FROM CONTINUED INDUSTRY CONSOLIDATION. The worldwide automotive supplier industry is fragmented, particularly in Europe, where independent producers dominate. We believe that as OEMs continue to outsource and reduce the number of suppliers, there will be further consolidation in this industry and opportunities for further supply of modules to the OEMs. We believe that, through our established presence in these markets and our strong relationships with OEMs worldwide, we are in a favorable position to take advantage of future industry consolidation. We have substantial experience in completing and integrating acquisitions within the automotive parts industry and believe this experience will help us select and pursue acquisition opportunities that can enhance our product base, expand our global manufacturing network and further capitalize on our customer base and technological resources. We intend to pursue selected acquisition opportunities compatible with our business strategy in North America, Europe, South America and Asia that would further expand our product offerings or geographical reach.

     - ENHANCING PRESENCE IN EMERGING MARKETS. Having established a leadership position in North America and Europe, we plan to enhance our market position in emerging markets. In the past two years, we have acquired, or taken a majority position at, facilities in the Czech Republic, Brazil, Mexico, South Africa and India. We maintain additional strategic manufacturing joint ventures in the United States, Mexico, Venezuela, Thailand, Canada, Turkey, Portugal and Norway, as well as technical relationships in Thailand and Colombia. We believe our worldwide manufacturing and strategic joint venture presence will enhance our ability to meet the global sourcing needs of our customers.

     - CAPITALIZING ON COST-SAVING OPPORTUNITIES. We expect actions undertaken in connection with the acquisition of Lemmerz Holding GmbH, which we acquired on June 30, 1997, to result in annual cost savings of at least $21 million, of which approximately $15 million have been realized as of April 30, 1999, and which are anticipated to be fully reflected in our fiscal 2000 financial results. As described above, we anticipate at least $42 million of synergies as part of the CMI acquisition, which are anticipated to be fully reflected in our fiscal 2003 financial results. We will continue to optimize the use of our manufacturing capacity and seek further cost savings.

     As of June 14, 1999, our principal executive offices will be located at 15300 Centennial Drive, Northville, Michigan 48167 and our telephone number will be (734) 737-5000.


CMI ACQUISITION

     On February 3, 1999, we acquired CMI. Following the acquisition, CMI became our wholly-owned subsidiary. Under the acquisition agreement, we agreed to pay an aggregate of $605 million for CMI, of which approximately $129 million was used to repay the outstanding indebtedness of CMI at the time of the acquisition, and the balance of which was paid to CMI's then-existing stockholders. The cash portion of the consideration, the refinancing of existing CMI indebtedness and the fees and expenses of the acquisition of CMI were financed with the proceeds of our senior secured credit facilities and the issuance of the old notes. For a summary of the terms of the credit facility, see the section of this prospectus entitled "Description of Our Credit Facility."

                               THE EXCHANGE OFFER

OLD NOTES.....................   $250,000,000 aggregate principal amount of
                                 8 1/4% senior subordinated notes due 2008, which were issued on December 15, 1998.


NEW NOTES.....................   We are offering up to $250,000,000 aggregate
                                 principal amount of 8 1/4% Series B senior subordinated notes due 2008 in an offering which has been registered under the Securities
                                 Act. The terms of the new notes are
                                 substantially identical to those of the old notes, except that certain transfer restrictions and registration rights relating to the old notes do not apply to the new notes, and if the exchange offer is not completed by August 17, 1999, the interest rate on the old notes will increase by 50 basis points, and by an additional 25 basis points for each subsequent 90-day period until the exchange offer is completed, up to a maximum additional interest rate of 200 basis points per annum in excess of 8 1/4%. See the section of the prospectus entitled "Description of the Notes
                                 -- Registration rights" for more information.


EXCHANGE OFFER................   We are offering to issue the new notes in
                                 exchange for a like principal amount of the old notes. The old notes were not registered with the Commission. We are offering to issue the new notes to satisfy our obligations contained in the registration agreement we entered into when we sold the old notes in transactions pursuant to Rule 144A under the Securities Act.
                                 You may tender your old notes by following the procedures stated in the section of this prospectus entitled "The Exchange Offer."

RESALES.......................   Based on interpretations by the staff of the
                                 Commission, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

                                 - you are an "affiliate" (as defined in Rule
                                   405 under the Securities Act) of our company;

                                 - you are not acquiring the new notes in the
                                   exchange offer in the ordinary course of your business;

                                 - you have an arrangement or understanding with
                                   any person to participate in the distribution (as defined in the Securities Act) of the new notes you will receive in the exchange offer; or

                                 - you are a broker-dealer that receives new
                                   notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities.

                                 If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes.


TENDERS; EXPIRATION DATE......   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on July 16, 1999, unless we extend it. By tendering your old notes, you represent to us:


                                 - that you are not an "affiliate" (as defined
                                   in Rule 405 under the Securities Act) of our company;

                                 - that any new notes you receive in the
                                   exchange offer are being acquired by you in the ordinary course of your business;

                                 - that, at the time of commencement of the
                                   exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution (as defined in the Securities
                                   Act) of the new notes in violation of the Securities Act;

                                 - if you are not a broker-dealer, that you are
                                   not engaged in, and do not intend to engage in, the distribution (as defined in the Securities Act) of the new notes; and

                                 - if you are a broker-dealer, that you will
                                   receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the section of this prospectus entitled "Plan of Distribution."


WITHDRAWAL; NON-ACCEPTANCE....   You may withdraw any old notes tendered in the
                                 exchange offer at any time prior to 5:00 p.m., New York City time, on July 16, 1999. If we decide for any reason not to accept any old notes for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The
                                 Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at The Depository
                                 Trust Company. See "The Exchange Offer -- Terms of the exchange offer; Period for tendering old notes" and "The Exchange Offer -- Withdrawal rights."


CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to customary
                                 conditions, which we may waive. Please read the section of this prospectus entitled "The
                                 Exchange Offer -- Conditions to the exchange offer" for more information regarding conditions to the exchange offer.

GUARANTEED DELIVERY
PROCEDURES....................   If you are a registered holder of the old notes
                                 and wish to tender your old notes in the exchange offer, but (1) the old notes are not immediately available, (2) time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or (3) the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer, you may tender old notes by following the procedures described below under the section of this prospectus entitled "The Exchange
                                 Offer -- Guaranteed delivery procedures."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   If you are a beneficial owner whose old notes
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

IMPORTANT UNITED STATES
FEDERAL TAX CONSIDERATIONS....   Your exchange of old notes for new notes
                                 pursuant to the exchange offer will not result in any gain or loss to you for federal income tax purposes. See "Important United States
                                 Federal Tax Considerations."

USE OF PROCEEDS...............   We will receive no proceeds from the exchange
                                 offer.

EXCHANGE AGENT................   The Bank of New York is the exchange agent for
                                 the exchange offer. The address and telephone number of the exchange agent are set forth under the heading "The Exchange
                                 Offer -- Exchange agent" of this prospectus.

SHELF REGISTRATION
STATEMENT.....................   Under select circumstances, some holders of old
                                 notes (including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer) may require us to file, and cause to become effective, a shelf registration statement under the Securities Act which would cover resales of old notes by these holders.
                                 See the section of the prospectus entitled
                                 "Description of the Notes -- Registration rights."

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

     If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer set forth in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only if they are registered under, offered or sold pursuant to an exemption from, or offered or sold in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act. Under certain circumstances, however, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file and cause to become effective a shelf registration statement which would cover resales of old notes by their holders. See the sections of the prospectus entitled "The Exchange Offer -- Consequences of exchanging or failing to exchange old notes" and "Description of the Notes -- Registration rights."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the new notes and the old notes are identical in all material respects, except that certain transfer restrictions and registration rights relating to the old notes do not apply to the new notes and that if the exchange offer is not completed by August 17, 1999, the interest rate on the old notes will increase by 50 basis points, and by an additional 25 basis points for each subsequent 90-day period until the exchange offer is completed, up to a maximum additional interest rate of 200 basis points per annum in excess of 8 1/4%.

SECURITIES OFFERED............   We are offering up to $250,000,000 aggregate
                                 principal amount of 8 1/4% Series B senior subordinated notes due 2008, which have been registered under the Securities Act.

MATURITY DATE.................   December 15, 2008.

INTEREST PAYMENT DATES........   Each June 15 and December 15, beginning on June
                                 15, 1999.

OPTIONAL REDEMPTION AFTER
  FIVE YEARS..................   Except in the case of certain equity offerings
                                 by us, we cannot choose to redeem the notes until December 15, 2003.

                                 At any time after December 15, 2003 (which may be more than once), we can choose to redeem some or all of the notes at certain specified prices, plus accrued interest.

OPTIONAL REDEMPTION AFTER
EQUITY OFFERINGS..............   At any time (which may be more than once)
                                 before December 15, 2001, we can choose to buy back up to 35% of the outstanding notes with money that we raise in one or more public equity offerings, as long as:

                                 - we pay 108.25% of the face amount of the
                                   notes, plus interest;

                                 - we buy the notes back within 60 days of
                                   completing the equity offering; and

                                 - at least 65% of the notes originally issued
                                   remain outstanding afterwards ($162.5 million in principal amount).

CHANGE OF CONTROL OFFER.......   If we go through a change of control, we must
                                 give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued interest.

                                 We might not be able to pay you the required price for notes you present to us at the time of a change of control, because:

                                 - we might not have enough funds at that time;
                                   or

                                 - the terms of our senior debt may prevent us
                                   from paying.

CERTAIN COVENANTS.............   The indenture governing the notes limits what
                                 we (and most or all of our subsidiaries) may do. The provisions of the indenture limit our ability to:

                                 - incur more debt;

                                 - pay dividends and make distributions;

                                 - issue stock of subsidiaries;

                                 - make certain investments;

                                 - repurchase stock;

                                 - create liens;

                                 - enter into transactions with affiliates;

                                 - merge or consolidate; and

                                 - transfer and sell assets.

                                 These covenants are subject to a number of important exceptions. See "Description of the Notes."

USE OF PROCEEDS...............   We will not receive any proceeds from the
                                 exchange offer. We used the money raised from the issuance of the old notes to repay outstanding indebtedness under our then-existing senior credit facility. Upon the consummation of the CMI acquisition, we entered into a new senior credit facility providing for term loan borrowings of $450 million and a $650 million revolving credit facility. We used the proceeds of this new credit facility to acquire
                                 CMI and to repay certain existing indebtedness of CMI and our then-existing senior indebtedness.

     For more complete information about the notes, see the section of this prospectus entitled "Description of the Notes."

                                  RISK FACTORS

     You should carefully consider the information set forth under the caption "Risk Factors" and all other information in this prospectus before tendering your old notes.

                 HAYES SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary historical financial information is derived from our audited financial statements. Our audited financial statements as of January 31, 1999 and 1998, and for each of the years in the three-year period ended January 31, 1999, are incorporated by reference in this prospectus. The information provided below should be read in conjunction with our consolidated financial statements and related notes and our management's discussion and analysis of financial condition and results of operations incorporated by reference in this prospectus.

                                                               YEAR ENDED JANUARY 31,
                                                ----------------------------------------------------
                                                 1995      1996       1997        1998        1999
                                                 ----      ----       ----        ----        ----
                                                               (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................    $537.6    $611.1    $  778.2    $1,269.8    $1,672.9
Cost of goods sold..........................     441.1     513.4       675.2     1,053.7     1,383.1
Marketing, general and administration.......      24.3      27.1        28.8        52.5        71.0
Engineering and product development.........       5.1       4.7         7.2        11.7        20.2
Depreciation and amortization...............      29.6      32.7        44.4        65.3        87.8
Other income, net...........................      (0.8)     (1.5)       (4.5)      (10.8)       (5.4)
Interest expense, net.......................      13.4      15.0        48.5        90.4        94.9
Net income (loss)...........................      29.9      28.4       (72.9)       31.4        43.7
OTHER DATA:
EBITDA(a)...................................    $ 92.9    $ 97.5    $  123.2    $  215.3    $  275.8
Capital expenditures........................      39.9      43.4        71.4        90.9       134.3
Ratio of earnings to fixed charges(b).......       4.2x      3.6x         --         1.6x        1.9x
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets................................    $589.6    $633.9    $1,183.1    $1,758.9    $2,110.9
Total debt..................................     112.7     133.1       715.8       920.6     1,033.2
Stockholders' equity (deficit)..............     216.4     245.4       (41.1)      161.5       220.9

-------------------------
(a) EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities when analyzing our operating performance, financial position and cash flows. We have presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt. See the section of the prospectus entitled "Description of the Notes -- Definitions."

(b) For the fiscal year ended January 31, 1997, earnings were insufficient to cover fixed charges by $102.0 million.

                  CMI SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary historical financial information is derived from CMI's audited financial statements. CMI's audited financial statements as of May 31, 1998 and 1997, and for each of the years in the three-year period ended May 31, 1999, are incorporated by reference in this prospectus. The information provided below should be read in conjunction with CMI's financial statements and related notes.

                                                                   YEAR ENDED MAY 31,
                                                     ----------------------------------------------
                                                      1994      1995      1996      1997      1998
                                                      ----      ----      ----      ----      ----
                                                                 (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales........................................    $439.4    $561.2    $618.3    $549.4    $573.9
Cost of goods sold...............................     372.9     493.3     547.7     462.1     467.9
Marketing, general and administration............      35.3      36.2      36.5      37.9      42.3
Engineering and product development..............       7.3      11.2      12.5      12.6      13.9
Depreciation and amortization....................      11.3      14.6      31.0      38.7      38.5
Other (income) expense, net......................      (1.6)     (8.1)     (1.7)     (3.4)      1.6
Interest expense, net............................       5.4       4.6       8.3       8.8       7.3
Net income.......................................      20.5      13.6      10.6      18.8      22.4
OTHER DATA:
EBITDA (a).......................................    $ 33.7    $ 33.5    $ 52.6    $ 75.5    $ 88.3
Capital expenditures.............................      27.0      19.6      48.0      34.0      35.1
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets.....................................    $303.7    $401.5    $388.1    $411.4    $411.8
Total debt.......................................     113.9     179.2     185.0     188.5     167.7
Stockholders' equity.............................     105.4     120.0     130.1     146.0     165.4

-------------------------
(a) EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities when analyzing our operating performance, financial position and cash flows. We have presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt. See the section of the prospectus entitled "Description of the Notes -- Definitions."

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The table below sets forth certain unaudited pro forma financial data for our company for the fiscal year ended January 31, 1999. The unaudited pro forma combined statement of operations for the year ended January 31, 1999 is presented to reflect the pro forma effect of the CMI acquisition and related financing and the 1998 acquisitions (defined below), as if they had occurred on February 1, 1998. The unaudited pro forma combined balance sheet data as of January 31, 1999 give effect to the CMI acquisition as if it had occurred on January 31, 1999. The unaudited pro forma financial data do not purport to be indicative of our results of operations or financial position that we would have actually obtained had any of the transactions referred to above been completed as of the dates indicated, or which may be obtained in the future. The pro forma financial data do not reflect any cost savings related to, or synergies that are anticipated to result from, the CMI acquisition. The unaudited pro forma financial data have been derived from, and should be read in conjunction with, the "Unaudited Pro Forma Combined Financial Data" and the related notes included elsewhere in this prospectus and should be read in conjunction with the separate historical consolidated financial statements of Hayes and CMI and related notes and Hayes' managements' discussion and analysis of financial condition and results of operations incorporated by reference in this prospectus.

     On March 4, 1998, we acquired 35% of the equity of Automotive Overseas Investments (Pty) Ltd. ("AOI"). On July 13, 1998, we acquired an additional 16% of the equity in AOI, thereby giving us majority control of AOI. On March 16, 1998, we acquired the remaining 50% of the equity of Aluminum Wheel Technology, Inc. On May 19, 1998, we acquired an additional 51.1% of the equity of Borlem S.A. Empreendimentos Industriais S.A., increasing our equity ownership of Borlem to approximately 99%. On June 10, 1998, we acquired MIN-CER, S.A. de C.V. On August 14, 1998, we acquired an additional 60% of the equity of Kalyani Lemmerz Limited, increasing our equity ownership of Kalyani to 85%. We refer to these acquisitions as the 1998 acquisitions.

                                                                    PRO FORMA
                                                                   YEAR ENDED
                                                                JANUARY 31, 1999
                                                                ----------------
                                                                   (DOLLARS IN
                                                                    MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................        $2,294.9
Cost of goods sold..........................................         1,880.3
Marketing, general and administration.......................           118.1
Engineering and product development.........................            35.0
Interest expense, net.......................................           154.3
Net income..................................................            35.0
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets................................................        $2,813.7
Total debt..................................................         1,664.2
Stockholders' equity........................................           220.9

                                  RISK FACTORS

     You should consider carefully the following risks and all of the information set forth in this prospectus before tendering your old notes in the exchange offer. The risk factors set forth below (other than "-- There are consequences should you choose not to exchange notes") are generally applicable to the old notes as well as the new notes.

THERE ARE CONSEQUENCES SHOULD YOU CHOOSE NOT TO EXCHANGE NOTES.

     If you do not exchange your old notes for the new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not intend to register the old notes under the Securities Act. In addition, if you exchange your old notes in the exchange offer for the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected. See "The Exchange Offer -- Consequences of exchanging or failing to exchange old notes."

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF OUR COMPANY AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.

     At April 30, 1999, our actual long-term debt was $1,615.7 million and our total stockholders' equity was $193.0 million. Our high degree of leverage may have important consequences for us, including:

     - our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be available on terms favorable to us;

     - a substantial portion of our cash flow will be used to pay our interest expense and debt amortization, which will reduce the funds that would otherwise be available to us for our operations and future business opportunities;

     - a substantial decrease in our net operating cash flows or an increase in our expenses could make it difficult for us to meet our debt service requirements and force us to modify our operations;

     - we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage; and

     - our high degree of leverage may make us more vulnerable to a downturn in our business or the economy generally.

Our ability to pay interest on the notes and to satisfy our other debt obligations will depend upon our future operating performance and our ability to obtain additional debt or equity financing. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments. If in the future we cannot generate sufficient cash from operations to make scheduled payments on the notes or to meet our other obligations, we will need to refinance, obtain additional financing or sell assets. We cannot assure you that our business will generate cash flow, or that we will be able to obtain funding sufficient to satisfy our debt service requirements. Any inability of ours to service our indebtedness or obtain additional financing, as needed, would have a material adverse effect on us.

RESTRICTIONS AND COVENANTS IN OUR DEBT AGREEMENTS LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS.

     Our amended credit agreement and our debt agreements, which consist of the indentures governing the 11% Notes, the 9 1/8% Notes and these notes, contain a number of significant covenants that, among other things, restrict our ability to:

     - declare dividends or redeem or repurchase capital stock;

     - prepay, redeem or purchase debt, including the notes;

     - incur liens and engage in sale-leaseback transactions;

     - make loans and investments;

     - incur additional indebtedness;

     - amend or otherwise alter debt and other material agreements;

     - make capital expenditures;

     - engage in mergers, acquisitions and asset sales;

     - enter into transactions with affiliates; and

     - alter the business we conduct.

If we are unable to comply with these covenants, there would be a default under our debt agreements. If we were unable to repay the amounts owed under our debt agreements, these defaults, if not waived, could result in acceleration of our indebtedness and our bankruptcy.

     Upon consummation of the CMI acquisition, we entered into a credit facility providing for (a) term loan borrowings of $450 million and (b) a $650 million revolving credit facility, the proceeds of which facility we used to acquire CMI and to repay certain existing indebtedness of CMI and our then-existing senior indebtedness. See "Description of Other Indebtedness."

     All of our material domestic subsidiaries guarantee our indebtedness outstanding under the amended credit agreement, which is secured by a first priority lien on substantially all of our properties and assets and our respective domestic subsidiaries, now owned or acquired later. This lien includes a pledge of all of the shares of our respective existing and future domestic subsidiaries and up to 65% of the shares of our existing and future foreign subsidiaries which we own or which one of our domestic subsidiaries owns. In addition, the amended credit agreement requires us to comply with financial covenants with respect to a maximum leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio. If we were unable to borrow under our amended credit agreement due to a default or failure to meet certain specified borrowing base prerequisites for borrowing, we could be left without sufficient liquidity and the lenders could seize substantially all of the assets securing these borrowings.

YOUR RIGHT TO RECEIVE PAYMENT ON THESE NOTES IS JUNIOR TO ALL OF OUR SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THESE NOTES ARE JUNIOR TO ALL OF OUR GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL OF THEIR FUTURE BORROWINGS.

     The notes rank behind all of our senior indebtedness. The guarantees will be subordinated to all senior indebtedness of our guarantors. In addition, the notes will rank equally in right of payment with the 11% Notes and the 9 1/8% Notes. As a result, upon any distribution to our creditors or the creditors of our guarantors in a bankruptcy, liquidation or reorganization, the holders of any senior indebtedness will be entitled to be paid in full in cash before we will make any payments on these notes or the guarantees. At April 30, 1999, the actual aggregate outstanding principal amount of all senior indebtedness was approximately $714.2 million. We also may incur additional senior indebtedness and the guarantors may incur additional guarantor senior indebtedness consistent with the terms of our debt agreements. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations on the notes only after all payments had been made on our senior indebtedness. Similarly, in the event of bankruptcy, liquidation or dissolution of any guarantor, its assets would be available to pay obligations on the notes only after all payments had been made on its guarantor senior indebtedness. We cannot assure you that sufficient assets will remain to make any payments on the notes. In addition, certain events of default under our senior indebtedness would prohibit us from making any payments on the notes.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

     Some but not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. At April 30, 1999, these notes would have been effectively junior to $673.9 million of liabilities of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated 53% of our consolidated revenues for the quarter ended April 30, 1999 and held 63% of our consolidated assets as of April 30, 1999.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our amended credit agreement, new credit facility or other debt agreements will not allow such repurchases. See the section of the prospectus entitled "Description of the Notes -- Change of control offer."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or avoid any guarantee if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

     - insolvent or was rendered insolvent because of the guarantee;

     - engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

If a court avoided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, noteholders would cease to have a claim against the guarantor and would be solely creditors of ours.

THE EXPOSURE TO VARIABLE INTEREST RATES AND FOREIGN CURRENCY FLUCTUATIONS MAY AFFECT OUR FINANCIAL HEALTH.

     A portion of our indebtedness bears interest at variable rates. Although we have entered into interest rate protection agreements to limit our exposure to increases in interest rates, these agreements do not eliminate exposure to variable rates. Any increase in the interest rates on our indebtedness will reduce funds available to us for our operations and future business opportunities and will exacerbate the consequences of our leveraged capital structure.

     As a result of the Lemmerz acquisition, we have experienced increased foreign currency exchange gains and losses in the ordinary course of our business due to the increase in our operations outside the United States. As a result, fluctuations in the exchange rate between the U.S. dollar, the deutsche mark and the currencies of other countries in which we conduct our business may have a material impact on our financial condition or results of operations. In addition, fluctuations in foreign currency exchange rates may affect our results of operations and the value of our foreign assets, which in turn may adversely affect reported earnings and, accordingly, the comparability of period-to-period results of operations. Changes in currency exchange rates may affect the relative prices at which we and foreign competitors sell products in the same market. In addition, changes in the value of the relevant currencies may affect the cost of certain items required in our operations. While we engage in foreign currency hedging transactions which moderate the overall effect of currency exchange rate fluctuations, we expect that these fluctuations will continue, and there can be no assurance that we will be successful in our hedging activities or that these fluctuations will not otherwise have a material adverse effect on our financial condition or results of operations, or cause significant fluctuations in quarterly results of operations.

THE LOSS OF ANY OF OUR MAJOR CUSTOMERS COULD AFFECT OUR FINANCIAL HEALTH.

     We derived approximately 60% of our pro forma combined fiscal 1998 revenues from General Motors, Ford and DaimlerChrysler. We have been a supplier to these companies for many years, and we continually engage in efforts to improve and expand our relations with each of these companies. We cannot guarantee that we will maintain or improve these relationships or that we will continue to supply these customers at current levels. The loss of a significant portion of sales to General Motors, Ford or DaimlerChrysler could have a material adverse effect on our business. Furthermore, General Motors and Ford manufacture a significant portion of their own steel wheel requirements and Ford, to a limited extent, manufactures aluminum wheels for its own use. Although General Motors and Ford have indicated that they will continue to rely on outside suppliers, they may increase their internal production of wheels, which could reduce the market for our products and have an adverse effect on us.

THE INDUSTRY IN WHICH WE OPERATE IS DEPENDENT UPON THE ECONOMY AND OTHER IMPORTANT FACTORS.

     Our principal operations are directly related to domestic and foreign automotive and commercial highway vehicle production. Industry sales and production are cyclical and can be affected by the strength of the economy generally, or in specific regions such as North America or Europe, by prevailing interest rates and by other factors which may have an effect on the level of our sales.

A HIGH PERCENTAGE OF OUR CUSTOMERS' EMPLOYEES AND CERTAIN OF OUR EMPLOYEES ARE UNIONIZED OR COVERED BY COLLECTIVE BARGAINING AGREEMENTS.

     Some employees of our major customers and some of our employees are unionized. At April 30, 1999, approximately 7% of our employees in the United States were represented by the United Auto Workers or United Steel Workers. Collective bargaining agreements with these unions affecting these employees expire at various times through 2002 and 2003. As is common in many European jurisdictions, substantially all of our employees in Europe are covered by country-wide collective bargaining agreements. While we believe that our relations with our employees are satisfactory, a dispute between us and our employees, or between any of our major customers and that customer's employees, could have a material adverse effect on us. For example, the recent General Motors strike, which took place in July and August of 1998, resulted in decreased sales for us of approximately $36 million and decreased EBITDA of approximately $10 million.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE OUR OPERATIONS WITH THOSE OF CMI.

     The full benefits of the CMI acquisition will require the integration of our and CMI's administrative, finance, sales and marketing organizations, the coordination of each company's sales efforts, and the implementation of appropriate operations, financial and management systems and controls in order to capture the efficiencies and the cost reductions that are expected to result from the merger. The process of integrating these businesses may result in unforeseen operating difficulties and may require substantial attention from members of our senior management. We cannot assure you that we will be able to integrate successfully the operations of these businesses or achieve the synergies that we expect.

WE ARE SUBJECT TO POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES.

     We are subject to various foreign, federal, state and local environmental laws, ordinances, and regulations, including those governing discharges into the air and water, the storage, handling and disposal of solid and hazardous wastes, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes, and the health and safety of our employees. Under certain of these laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of removal or remediation of certain hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, such substances may adversely affect the ability to sell or rent such property or to borrow using such property as collateral. Persons who generate, arrange for the disposal or treatment of, or dispose of hazardous substances may be liable for the costs of investigation, remediation or removal of these hazardous substances at or from the disposal or treatment facility, regardless of whether the facility is owned or operated by that person. Additionally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. We believe that we are in material compliance with environmental laws, ordinances and regulations and do not anticipate any material adverse effect on our earnings or competitive position relating to environmental matters. It is possible that future developments could lead to material costs of environmental compliance for us. The nature of our current and former operations and the history of industrial uses at some of our facilities expose us to the risk of liabilities or claims with respect to environmental and worker health and safety matters which could have a material adverse effect on our financial health.

WE CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE NOTES.

     There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their new notes or the price at which the new notes might be sold. Although the initial purchasers have informed us that they currently intend to make a market in the new notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. As a result, the market price of the new notes could be adversely affected. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse effect on holders of the new notes.

YEAR 2000 ISSUES MAY NEGATIVELY AFFECT US.

     We have developed plans to address our exposure in all critical information technology, or IT, and non-IT systems to computer programs which identify years with two digits instead of four. Such programs may recognize the year 2000 as the year 1900. We are also assessing the year 2000 capabilities of our critical suppliers, customers and key service providers to determine, to the extent possible, whether our operations will be adversely impacted by these companies.

     We primarily rely on packaged software applications which are year 2000 compliant. We have substantially completed the testing of these applications and have confirmed that they are year 2000 compliant. We are also testing all internally developed IT software for year 2000 compliance. We anticipate that this process will be completed by the end of the second quarter of fiscal 1999.

     We are continuing to assess all critical non-IT systems for year 2000 compliance. Non-IT systems include, among other things, manufacturing equipment, telephone systems and heating and cooling systems. We have prepared an inventory of all critical non-IT systems and manufacturers to determine year 2000 compliance. This process was completed during the first quarter of fiscal 1998.

     As of January 31, 1999, the costs we have incurred directly related to becoming year 2000 compliant are approximately $3.0 million and the costs which we expect to incur after January 31, 1999 are approximately $2.0 million. Our year 2000 remediation effort has not postponed any IT projects, the delay of which would have a material adverse effect on our business, financial condition or results of operations.

     We are not entirely year 2000 compliant at this time, but we have targeted the end of the third quarter of fiscal 1999 to have all critical business and production processes ready. Although we are striving to be completely year 2000 compliant, year 2000 issues may still negatively affect us. Based on our progress to date, however, we believe that such impact, if any, will not have a material adverse impact on our business, financial condition or results of operations. We cannot guarantee that this will be so.

     Although we have contacted critical suppliers, customers and key service providers to determine their level of year 2000 compliance, a lack of year 2000 readiness at these companies could adversely impact our operations. We have developed a program for monitoring year 2000 risk in our supply chain and have mailed supplier year 2000 self-assessment questionnaires to critical suppliers and key service providers. The full extent of any such adverse impact, if any, is impossible to determine. We are attempting to mitigate any possible adverse impact by identifying alternate suppliers where possible. We may also increase our inventory of crucial materials in anticipation of possible disruptions.

     We have developed contingency plans for all critical business and production processes, which we believe will help to minimize our year 2000 risk.

                           FORWARD-LOOKING STATEMENTS

     We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect" or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described (or that they will happen at all). You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

     - competitive pressure in our industry increases significantly;

     - general economic conditions are less favorable than expected;

     - our dependence on the automotive industry (which has historically been cyclical);

     - changes in the financial markets affecting our financial structure and our cost of capital and borrowed money;

     - the uncertainties inherent in international operations and foreign currency fluctuations; and

     - difficulties which may be encountered in the integration of our operations with those of CMI.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. We will receive old notes in like principal amount in exchange for the issuance of the new notes in the exchange offer. We will cancel all old notes surrendered in exchange for new notes in the exchange offer.

     The net proceeds from the offering of the old notes were $244.0 million, after deducting discounts and expenses. We used the net proceeds to permanently reduce outstanding indebtedness under the amended credit agreement. The indebtedness repaid bore interest at varying rates from 4.5% to 6.5% and was due at various dates through January 15, 2005. In connection with the CMI acquisition, we entered into a credit facility providing for (a) term loan borrowings of $450 million and (b) a $650 million revolving credit facility, the proceeds of which facility we used to acquire CMI and to repay certain existing indebtedness of CMI and our then-existing senior indebtedness. See "Description of Our Credit Facility."

                            PRO FORMA CAPITALIZATION

     The following table sets forth the capitalization of our company as of January 31, 1999 (a) on an actual basis for Hayes, (b) on an actual basis for CMI as of November 30, 1998 and (c) on a pro forma basis as adjusted to give effect to the CMI acquisition and related financing as if these transactions had occurred on January 31, 1999. You should read this table in conjunction with the Unaudited Pro Forma Combined Financial Data and related notes, Hayes' management's discussion and analysis of financial condition and results of operations, Hayes' and CMI's consolidated financial statements and related notes incorporated by reference in this prospectus and CMI's consolidated financial statements for the three- and six-month periods ended November 30, 1998 and 1997 included in this prospectus.

                                            HAYES                 CMI                            PRO
                                            ACTUAL              ACTUAL           PRO FORMA      FORMA
                                       JANUARY 31, 1999    NOVEMBER 30, 1998    ADJUSTMENTS    COMBINED
                                       ----------------    -----------------    -----------    --------
New Credit Facility................        $     --             $   --            $631.0       $  631.0
11% Notes..........................           250.0                 --                --          250.0
9 1/8% Notes.......................           400.0                 --                --          400.0
8 1/4% Notes.......................           250.0                 --                --          250.0
Other debt.........................            88.4              139.9            (139.9)          88.4
                                           --------             ------            ------       --------
     Total long-term debt..........           988.4              139.9             491.1        1,619.4
Stockholders' equity...............           220.9              171.8            (171.8)         220.9
                                           --------             ------            ------       --------
     Total capitalization..........        $1,209.3             $311.7            $319.3       $1,840.3
                                           ========             ======            ======       ========

                HAYES SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected historical financial information is derived from our audited financial statements. Our audited financial statements as of January 31, 1999 and 1998, and for each of the years in the three-year period ended January 31, 1999, are incorporated by reference in this prospectus. The information provided below should be read in conjunction with our consolidated financial statements and related notes and our management's discussion and analysis of financial condition and results of operations included in this prospectus.

                                                                 YEAR ENDED JANUARY 31,
                                                ---------------------------------------------------------
                                                 1995       1996        1997         1998         1999
                                                 ----       ----        ----         ----         ----
                                                 (DOLLARS IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...................................    $537.6     $611.1     $  778.2     $1,269.8     $1,672.9
Depreciation and amortization...............      29.6       32.7         44.4         65.3         87.8
Interest expense, net.......................      13.4       15.0         48.5         90.4         94.9
Earnings (loss) before extraordinary loss...      29.9       28.4        (65.5)        31.4         52.0
Extraordinary loss..........................        --         --          7.4           --          8.3
Net income (loss)...........................      29.9       28.4        (72.9)        31.4         43.7
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets................................    $589.6     $633.9     $1,183.1     $1,758.9     $2,110.9
Long-term debt..............................     112.7      129.0        710.2        897.0        988.4
Stockholders' equity (deficit)..............     216.4      245.4        (41.1)       161.5        220.9
DILUTED PER SHARE DATA:
Earnings (loss) before extraordinary loss...    $ 0.85     $ 0.81     $  (2.36)    $   1.12     $   1.60
Extraordinary loss, net of tax..............        --         --        (0.27)          --        (0.25)
Earnings (loss) per share...................      0.85       0.81        (2.63)        1.12         1.35
Dividends declared per share................      0.03       0.03        0.015           --           --
Average shares outstanding (in thousands)...    35,148     35,148       27,703       28,132       32,411

                 CMI SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected historical financial information is derived from CMI's audited financial statements. CMI's audited financial statements as of May 31, 1998 and 1997, and for each of the years in the three-year period ended May 31, 1999, are incorporated by reference in this prospectus. The information provided below should be read in conjunction with CMI's financial statements and related notes.

                                                               YEAR ENDED MAY 31,
                                                   ------------------------------------------
                                                    1994     1995     1996     1997     1998
                                                    ----     ----     ----     ----     ----
                                                     (DOLLARS IN MILLIONS, EXCEPT SHARE AND
                                                                PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales........................................  $439.4   $561.2   $618.3   $549.4   $573.9
Depreciation and amortization....................    11.3     14.6     31.0     38.7     38.5
Interest expense, net............................     5.4      4.6      8.3      8.8      7.3
Net income.......................................    20.5     13.6     10.6     18.8     22.4
BALANCE SHEET DATA:
Total assets.....................................  $303.7   $401.5   $388.1   $411.4   $411.8
Long-term debt...................................   113.9    179.2    185.0    188.5    167.7
Stockholders' equity.............................   105.4    120.0    130.1    146.0    165.4
PER SHARE DATA:
Net income per share.............................  $ 4.05   $ 2.69   $ 2.09   $ 3.72   $ 4.53
Average shares outstanding (in thousands)........   5,062    5,062    5,074    5,045    4,934

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     We have prepared our Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended January 31, 1999 to illustrate the estimated effect of the CMI acquisition and related financing and the 1998 acquisitions. The Pro Forma Statement of Operations gives effect to the CMI acquisition and related financing and the 1998 acquisitions as if they had occurred on February 1, 1998. We have prepared our Unaudited Pro Forma Combined Balance Sheet as of January 31, 1999 to illustrate the estimated effect of the CMI acquisition and related financing as if these transactions had occurred on January 31, 1999 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statement of Operations, the "Pro Forma Financial Statements"). The Pro Forma Financial Statements do not reflect any anticipated cost savings from the CMI acquisition or any synergies that are anticipated to result from the CMI acquisition, and we cannot assure you that any such cost savings or synergies will occur. The Pro Forma Financial Statements do not purport to be indicative of our results of operations or financial position that we would have actually obtained had the transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that Hayes and CMI believe are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of Hayes and CMI and related notes, Hayes' management's discussion and analysis of financial condition and results of operations incorporated by reference in this prospectus and CMI'S consolidated financial statements for the three- and six-month periods ended November 30, 1998 and 1997 included in this prospectus.

     The CMI acquisition is being accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of CMI based upon their respective fair values as of the effective time of the CMI acquisition based on valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included in this prospectus. These pro forma adjustments represent our management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that we believe to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         (YEAR ENDED JANUARY 31, 1999)


                                                                    CMI
                                    HAYES                          TWELVE
                                    YEAR                           MONTHS
                                    ENDED                          ENDED
                                 JANUARY 31,        1998        NOVEMBER 30,     PRO FORMA        PRO FORMA
                                    1999        ACQUISITIONS        1998        ADJUSTMENTS      COMBINED(A)
                                 -----------    ------------    ------------    -----------      -----------
                                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales......................   $1,672.9         $73.8           $569.9         $(21.7)(d)       $2,294.9
Cost of goods sold.............    1,383.1          63.9            462.0           (1.2)(b)
                                                                                    (9.8)(c)
                                                                                   (17.7)(d)        1,880.3
                                  --------         -----           ------         ------           --------
Gross profit...................      289.8           9.9            107.9            7.0              414.6
Marketing, general and
  administration...............       71.0           9.9             44.2           (7.0)(d)          118.1
Engineering and product
  development..................       20.2           0.7             14.1             --               35.0
Amortization of intangibles....       16.6            --               --            1.5(b)
                                                                                     8.0(c)            26.1
Other (income) expense, net....       (5.4)         (0.8)             1.2           (1.4)(d)           (6.4)
                                  --------         -----           ------         ------           --------
  Earnings from operations.....      187.4           0.1             48.4            5.9              241.8
Equity in (earnings) loss of
  subsidiaries.................       (0.6)           --              8.6             --                8.0
Interest expense, net..........       94.9           4.3              7.3           47.8(e)           154.3
                                  --------         -----           ------         ------           --------
  Earnings (loss) before taxes
     on income, minority
     interest and extraordinary
     loss......................       93.1          (4.2)            32.5          (41.9)              79.5
Income tax provision
  (benefit)....................       39.1          (0.9)            11.9          (15.9)              34.2(f)
                                  --------         -----           ------         ------           --------
  Earnings (loss) before
     minority interest and
     extraordinary loss........       54.0          (3.3)            20.6          (26.0)              45.3
Minority interest..............        2.0            --               --             --                2.0
                                  --------         -----           ------         ------           --------
  Earnings (loss) before
     extraordinary loss........       52.0          (3.3)            20.6          (26.0)              43.3
Extraordinary loss.............        8.3            --               --             --                8.3
                                  --------         -----           ------         ------           --------
  Net income (loss)............   $   43.7         $(3.3)          $ 20.6         $(26.0)          $   35.0
                                  ========         =====           ======         ======           ========
DILUTED PER SHARE DATA:
Net income.....................   $   1.35                                                         $   1.08
Diluted average shares
  outstanding (in thousands)...     32,411                                                           32,411
Ratio of earnings to fixed
  charges (g)..................                                                                        1.5x

       NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a) For purposes of preparing the Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended January 31, 1999, our historical financial information for the fiscal year ended January 31, 1999 was combined with the historical financial information for the 1998 acquisitions for the period of time from January 1, 1998 to their date of acquisition and the historical financial information for CMI for the twelve months ended November 30, 1998.

(b) The 1998 acquisitions were accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price for each acquisition was allocated to the tangible and intangible assets and liabilities of the acquired companies based upon their respective fair values as of the effective date of the acquisition based upon valuations and other studies. The following presents the effect of the purchase accounting adjustments and adjustments to reflect adoption of our accounting policies on the Pro Forma Statements of Operations (dollars in millions):

                                                             YEAR ENDED
                                                          JANUARY 31, 1999
                                                        --------------------
                                                        COST OF SALES   MG&A
                                                        -------------   ----
Depreciation..........................................      $(1.2)      $ --
Amortization of intangible assets and goodwill........         --        1.5
                                                            -----       ----
     Total increase (decrease)........................      $(1.2)      $1.5
                                                            =====       ====

     Upon consummation of the acquisitions, the fair value of assets acquired was depreciated over 25 years for buildings and 12 years for equipment, consistent with Hayes' depreciation policy for used equipment and Hayes' estimate of the remaining economic life of the assets. Other intangibles assets and goodwill are amortized over their estimated useful lives, not to exceed 40 years.

(c) The CMI acquisition is being accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of CMI based upon their respective fair values as of the effective time of the CMI acquisition based upon valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included in this prospectus. The following presents the effect of the purchase accounting adjustments and adjustments to reflect adoption of Hayes' accounting policies on the Pro Forma Statements of Operations (dollars in millions):

                                                               YEAR ENDED
                                                            JANUARY 31, 1999
                                                          --------------------
                                                          COST OF SALES   MG&A
                                                          -------------   ----
Depreciation..........................................        $(9.8)      $ --
Amortization of intangible assets and goodwill........           --        8.0
                                                              -----       ----
          Total increase (decrease)...................        $(9.8)      $8.0
                                                              =====       ====

     The adjustments for estimated pro forma depreciation and amortization of intangible assets and goodwill are based on their estimated fair values. Property, plant and equipment is expected to be depreciated over the estimated useful life of the assets. CMI's current annual depreciation expense is approximately $38.1 million. Upon consummation of the acquisition, the fair value of assets acquired was estimated to be $236.7 million. This amount will be depreciated over 25 years for buildings and 12 years for equipment, consistent with Hayes' depreciation policy for used equipment and Hayes' estimate of the remaining economic life of the assets ($28.3 million of annual depreciation expense). Other intangible assets and goodwill are expected to be amortized over their estimated useful lives, not to exceed 40 years. For pro forma purposes, a 35-year composite amortization life has been used.

(d) Represents financial information of certain subsidiaries of CMI which were sold prior to the consummation of the CMI acquisition.

(e) Represents adjustments to interest expense assuming the CMI acquisition and related financing and the 1998 acquisitions occurred on February 1, 1998 (dollars in millions):

                                                                  YEAR ENDED
                                                                  JANUARY 31,
                                                                     1999
                                                                  -----------
                                                                   PRO FORMA
                                                                   INTEREST
                                               RATE      AMOUNT     EXPENSE
                                               ----      ------    ---------
Pro Forma Capitalization:
  New bank debt.............................    7.200%  $631.0      $ 45.4
  Asset securitization......................    5.850    100.0         5.9
  Other indebtedness........................  Various    162.0         8.6
  11% Notes.................................   11.000    250.0        27.5
  9 1/8% Notes..............................    9.125    400.0        36.5
  8 1/4% Notes..............................    8.250    250.0        20.6
Amortization of debt issuance costs and
  other interest expense....................                           9.8
                                                                    ------
     Total pro forma interest expense.......                         154.3
Historical interest expense.................                        (106.5)
                                                                    ------
     Pro forma adjustment...................                        $ 47.8
                                                                    ======

(f) Reflects income tax effects of the pro forma adjustments assuming a combined effective statutory income tax rate of 43%.

(g) For the purpose of computing this ratio, earnings consist of earnings before taxes on income and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and one-third of rental expense.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                            HAYES           CMI
                                         JANUARY 31,    NOVEMBER 30,     PRO FORMA          PRO FORMA
                                            1999            1998        ADJUSTMENTS         COMBINED
                                         -----------    ------------    -----------         ---------
                                                           (IN MILLIONS OF DOLLARS)
Cash and cash equivalents..............   $   51.3         $  7.2         $  (0.2)(d)       $   58.3
Receivables............................      181.6           84.6            (8.7)(d)          257.5
Inventories............................      166.6           72.4            (1.9)(d)          237.1
Prepaid expenses and other.............       22.8            7.7            (2.4)(d)           28.1
                                          --------         ------         -------           --------
     Current assets....................      422.3          171.9           (13.2)             581.0
Net property, plant, and equipment.....      878.0          181.2            (7.4)(d)
                                                                             40.0(a)         1,091.8
Deferred tax assets....................       76.7             --              --               76.7
Unamortized debt issuance costs........       28.0             --            22.0(b)            50.0
Goodwill and other intangible assets...      629.6            2.6           279.2(a)           911.4
Other noncurrent assets................       76.3           33.3            (6.8)(d)          102.8
                                          --------         ------         -------           --------
     Total assets......................   $2,110.9         $389.0         $ 313.8           $2,813.7
                                          ========         ======         =======           ========
Bank borrowings and current portion of
  long-term debt.......................   $   57.1         $ 20.3         $ (20.3)(a),(b)   $   57.1
Accounts payable and accrued
  liabilities..........................      456.7           72.9            (5.4)(d)          524.2
                                          --------         ------         -------           --------
     Current liabilities...............      513.8           93.2           (25.7)             581.3
Pension and other long-term
  liabilities..........................      329.1             --              --              329.1
Minority interest......................       12.6             --              --               12.6
Deferred tax liability, net............       58.4            4.4            (0.1)(d)           62.7
Senior subordinated notes..............      901.5             --              --              901.5
Long-term debt.........................       74.6          119.6          (119.6)(a),(b)       74.6
Term Loan Facilities...................         --             --           631.0(b)           631.0
                                          --------         ------         -------           --------
     Total liabilities.................    1,890.0          217.2           485.6            2,592.8
Paid in capital........................      236.8             --              --              236.8
Capital stock..........................        0.3            0.5            (0.5)(a),(c)        0.3
Retain earnings (deficit)..............       (7.1)         171.3          (149.4)(a),(c)
                                                                            (21.9)(d)           (7.1)
Accumulated other comprehensive
  income...............................       (9.1)            --              --               (9.1)
                                          --------         ------         -------           --------
     Total stockholders' equity........      220.9          171.8          (171.8)             220.9
                                          --------         ------         -------           --------
       Total liabilities and
          stockholders' equity.........   $2,110.9         $389.0         $ 313.8           $2,813.7
                                          ========         ======         =======           ========

                 NOTES TO THE PRO FORMA COMBINED BALANCE SHEET


(a) The purchase price and estimated preliminary adjustments to historical book value of CMI as a result of the CMI acquisition are as follows (dollars in millions):

Purchase price in excess of net assets acquired:
  Cash consideration........................................    $ 605.0
  Fees and expenses.........................................        4.0
  Repayment of CMI indebtedness.............................     (139.9)
  Book value of net assets acquired.........................     (149.9)
                                                                -------
  Purchase price in excess of net assets acquired...........    $ 319.2
                                                                =======
Preliminary allocation of purchase price in excess of net
  assets acquired:
  Increase in property, plant and equipment to estimated
     fair value.............................................    $  40.0
  Estimated goodwill and other intangibles..................      279.2
                                                                -------
       Total................................................    $ 319.2
                                                                =======

(b) Reflects the estimated sources and uses of funds for the CMI acquisition and the related financing, assuming these transactions occurred at January 31, 1999 (dollars in millions):

Sources of funds -- New bank debt...........................    $631.0
                                                                ======
Uses of funds:
  Net cash consideration for CMI acquisition................     465.1
  Repayment of CMI indebtedness.............................     139.9
  Fees and expenses (including deferred financing costs)....      26.0
                                                                ------
       Total uses of funds..................................    $631.0
                                                                ======

(c) The adjustments to capital stock and retained earnings as a result of the CMI acquisition are as follows (dollars in millions):

Capital stock:
  Elimination of CMI pre-business combination capital
     stock..................................................    $  0.5
Retained earnings:
  Elimination of CMI pre-business combination retained
     earnings...............................................    $149.4

(d) Represents financial information of certain subsidiaries of CMI which were sold prior to the consummation of the CMI acquisition.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES


     Subject to the terms and conditions set forth in this prospectus and letter of transmittal, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on July 16, 1999; provided, however, that if we, in our sole discretion, have extended the period of time during which the exchange offer is open, "expiration date" means the latest time and date to which we extend the exchange offer.



     As of the date of this prospectus, $250,000,000 aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are first being sent on or about June 11, 1999, to all holders of old notes known to us. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain conditions as set forth below under "-- Conditions to the exchange offer."


     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the old note holders as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. We will return at no expense to the holder any old notes not accepted for exchange as promptly as practicable after the expiration or termination of the exchange offer.

     Old notes tendered in the exchange offer must be in denominations of $1,000 and any integral multiples of $1,000.

     If any of the events specified in "-- Conditions to the exchange offer" should occur, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not already accepted for exchange. We will give oral or written notice of any extension, amendment, non-acceptance or termination to old note holders as promptly as practicable. In the case of an extension we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to those old note holders who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in the registration agreement. We may use this prospectus, as it may be amended or supplemented from time to time, in connection with additional exchange offers. These additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for new notes pursuant to the terms and conditions contained in this prospectus.

PROCEDURES FOR TENDERING OLD NOTES

     When an old note holder tenders, and we accept, the old notes, this will constitute a binding agreement between us and that holder subject to the terms and conditions set forth in this prospectus and letter of transmittal. Except as set forth below, to tender in the exchange offer, a holder must transmit either:

     - a properly completed and duly executed letter of transmittal, and all other documents required by the letter of transmittal, to The Bank of New York, the exchange agent, at the address set forth under "-- Exchange agent" on or prior to the expiration date; or

     - if the old notes are tendered pursuant to the book-entry procedures set forth below, the tendering old note holder may transmit an agent's message to the exchange agent instead of the letter of transmittal on or prior to the expiration date.

     In addition, either

     - the exchange agent must receive the certificates for the old notes and the letter of transmittal; or


     - the exchange agent must receive, prior to July 16, 1999, a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company according to the procedure for book-entry transfer described below, along with the letter of transmittal and agent's message; or


     - the holder must comply with the guaranteed delivery procedures described below.

The term "agent's message" means a message, transmitted to The Depository Trust Company and received by the exchange agent and forming a part of the book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering participant (as defined here) that the participant has received and agrees to be bound by the letter of transmittal and we may enforce the letter of transmittal against that participant. The method of delivery of old notes, letters of transmittal or agent's messages and all other required documents is at the election and risk of the holders. If delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Do not send letters of transmittal or old notes to us.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered either by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible institution. An eligible institution is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old notes are registered in the name of a person other than a signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we may determine in our sole discretion, duly executed by the registered holder with the signature guaranteed by an eligible institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or that of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of us incur any liability for failure to give such notification.

     If a person or persons other than the registered holder or holders of old notes signs the letter of transmittal, those old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any old notes, those persons should so indicate when signing, and must submit proper evidence satisfactory to us of such persons' authority to so act unless we waive this requirement.

     By tendering, each holder represents to us that, among other things, the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder, and that neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the new notes. In the case of a holder that is not a broker-dealer, each such holder, by tendering, will also represent to us that he is not engaged in, or intends to engage in, a distribution of the new notes. If any holder or any other person is an affiliate of ours, as that term is defined under Rule 405 under the Securities Act, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in the exchange offer, that holder or any other person cannot rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives new notes for its own account in exchange for old notes, where those old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "-- Conditions to the exchange offer." For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice of the acceptance to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each old note accepted for exchange, the old note holder will receive a new note having a principal amount at maturity equal to that of the surrendered old note. Interest on the new notes will accrue from

     - the later of:

        - the last interest payment date on which interest was paid on the old notes surrendered therefor, or

        - if the old notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or

     - if no interest has been paid on the old notes, from December 7, 1998.

     If the exchange offer is not consummated by August 17, 1999, the interest rate on the old notes will increase by 50 basis points, and by an additional 25 basis points for each subsequent 90-day period until the exchange offer is completed, up to a maximum additional interest rate of 200 basis points per annum in excess of 8 1/4%. Payments of interest, if any, on old notes in exchange for which new notes were issued will be made to the persons who, at the close of business on June 15 or

December 15 next preceding the interest payment date, are registered holders of the old notes if the record date occurs prior to the exchange, or are registered holders of the new notes if the record date occurs on or after the date of the exchange, even if notes are cancelled after the record date and on or before the interest payment date.

     In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after the exchange agent timely receives either certificates for such old notes or book-entry confirmation of those old notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal and all other required documents or, in the case of a book-entry confirmation, an agent's message. If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered old notes or if old notes are submitted for a greater principal amount than the holder desired to exchange, we will return those unaccepted or non-exchanged old notes without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry procedures described below, non-exchanged old notes will be credited to an account maintained with The Depository Trust Company) as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account for the old notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of old notes by causing The Depository Trust Company to transfer old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile thereof, with any required signature guarantees, or an agent's message in lieu of a letter of transmittal and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "-- Exchange agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the old notes desires to tender his old notes and the old notes are not immediately available, or time will not permit that holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed letter of transmittal, or a facsimile thereof, and notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made and guaranteeing that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time prior to the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "-- Exchange agent." Any notice of withdrawal must specify the name of the person having tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the principal amount of the old notes, and, where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old notes and otherwise comply with The Depository Trust Company's procedures. We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described above, those old notes will be credited to an account maintained with The Depository Trust Company for the old notes. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for tendering old notes" above at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes. We may terminate or amend the exchange offer, if at any time before the acceptance of such old notes for exchange or the exchange of the new notes for old notes, any of the following events shall occur, which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any event described below, makes it inadvisable to proceed with the exchange offer and/or with any acceptance for exchange or with any exchange:

     - if any court, governmental agency or other governmental regulatory or administrative agency or commission, threatens, institutes or issues any action, injunction, or order of decree seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of the exchange offer, which results in a material delay in our ability to accept or exchange some or all of the old notes pursuant to the exchange offer;

     - if any government or governmental authority, agency or court, domestic or foreign, takes, proposes to take or threatens to take any action, or seeks, proposes, introduces, enacts, promulgates or deems applicable to the exchange offer or any of the transactions contemplated by the exchange offer any statute, rule, regulation, order or injunction that in our reasonable judgment might directly or indirectly result in any of the consequences referred to above, or which in our reasonable judgment might result in new notes holders having obligations with respect to resales and transfers of new notes greater than those described in the Commission's interpretation referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer;

     - if any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market occurs;

     - if any limitation by any governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer occurs;

     - if a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit occurs;

     - if a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof occurs; or

     - if any change (or any development involving a prospective change) occurs or is threatened in our and our subsidiaries' businesses, properties, assets, liabilities, financial condition, operations, results of operations or prospects taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes.

     The above conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions or we may waive them in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the above rights shall not be deemed a waiver of any of these rights and each of these rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     The Bank of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and agent's messages should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal or agent's message and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

       DELIVERY TO: THE BANK OF NEW YORK, EXCHANGE AGENT


BY MAIL:                              BY OVERNIGHT COURIER OR HAND:
The Bank of New York                  The Bank of New York
101 Barclay Street, 7E                101 Barclay Street
New York, New York 10286              Corporate Trust Services Window
Attention: Reorganization Section     Ground Level
                                      New York, New York 10286
                                      Attention: Reorganization
                                      Section -- 7E
BY FACSIMILE (FOR ELIGIBLE INSTITUTIONS ONLY):
(212) 815-4699
CONFIRM BY TELEPHONE:
(212) 815-6335


     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer.

     We will pay the estimated cash expenses to be incurred in connection with the exchange offer, which are estimated in the aggregate to be $100,000.

TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES

     Holders of old notes who do not exchange their old notes for new notes in the exchange offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the old notes and the restrictions on transfer of old notes as set forth in the legend on the old notes because the old notes were issued under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act. See "Description of the Notes -- Registration rights." Based on interpretations by the staff of the

Commission, as set forth in no-action letters issued to third parties, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an affiliate of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of new notes. However, we do not intend to request the Commission to consider, and the Commission has not considered, the exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If any holder is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, that holder could not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of new notes. See the section of this prospectus entitled "Plan of Distribution." In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to qualified institutional buyers (as that term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

                            DESCRIPTION OF THE NOTES

     The old notes were, and the new notes will be, issued by us under the Indenture dated as of December 14, 1998 (the "Indenture") among ourselves, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the notes include those terms stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The new notes are identical in all material respects to the terms of the old notes, except for certain transfer restrictions and registration rights relating to the old notes and except that, if the exchange offer is not consummated by August 17, 1999, the interest rate on the old notes will increase by 50 basis points, and by an additional 25 basis points for each subsequent 90-day period until the exchange offer is completed, up to a maximum additional interest rate of 200 basis points per annum in excess of 8 1/4%. See "-- Registration rights."

     The following description is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights as holders of these notes. We have filed copies of this Indenture as an exhibit to the registration statement which includes this prospectus. A copy of the Indenture may be obtained from us or the Initial Purchasers. You can find definitions of certain capitalized terms used in the following summary under "-- Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated by reference.

GENERAL

     The old notes are, and the new notes will be, our unsecured obligations, ranking subordinate in right of payment to all of our Senior Indebtedness.

     The old notes are, and the new notes will be, guaranteed (the "Guarantees") on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally by each of the Domestic Restricted Subsidiaries.

MATURITY, INTEREST AND PRINCIPAL

     The new notes will be treated as a continuation of the old notes, which are limited in aggregate principal amount to $250 million. The new notes will mature on December 15, 2008. The new notes will bear interest at a rate of 8 1/4% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing June 15, 1999. We will make interest payments to the persons who are registered holders at the close of business on June 1 and December 1 immediately preceding the applicable interest payment date. The interest rate on the old notes is subject to increase under certain circumstances described under "-- Registration rights."

REDEMPTION

     Optional redemption. Except as described below, the new notes are not redeemable before December 15, 2003. On one or more occasions after that date, the new notes will be redeemable at our option, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount,) if redeemed during the twelve-month period beginning on December 15 of each year listed below:

                         YEAR                             PERCENTAGE
                         ----                             ----------
2003..................................................     104.125%
2004..................................................     102.750
2005..................................................     101.375
2006 and thereafter...................................     100.000

     In addition, we must pay all accrued and unpaid interest on the notes redeemed.

     Optional redemption upon equity offerings. On one or more occasions prior to December 15, 2001, we may use the net cash proceeds of one or more equity offerings to redeem up to 35% of the principal amount of the new notes issued under the Indenture at a redemption price of 108.25% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

     - at least 65% of the aggregate principal amount of notes issued under the Indenture remains outstanding immediately after any redemption; and

     - we make this redemption not more than 60 days after the consummation of an equity offering.

SELECTION AND NOTICE OF REDEMPTION

     In the event that we choose to redeem less than all of the new notes, selection of the new notes for redemption will be made by the Trustee either:

     - in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

     - on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption unless we fail to redeem any such note.

SUBORDINATION

     The payment of all indebtedness represented by the new notes is subordinated in right of payment to the prior payment in full in cash of all of our existing and future Senior Indebtedness. At April 30, 1999, the principal amount of our outstanding Senior Indebtedness, on a consolidated basis, was approximately $714.2 million.

     Holders of Senior Indebtedness will be entitled to receive payment in full in cash of all amounts due on or in respect of all of our Senior Indebtedness before the holders of notes will be entitled to receive any payment with respect to the notes in the event of any distribution to our creditors:

     - in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property;

     - in a liquidation or dissolution or other winding-up of our company;

     - in an assignment for the benefit of creditors; or

     - in any marshalling of assets or liabilities of the Issuers (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings").

     As a result of such subordination, in the event of any Bankruptcy Proceeding, holders of the notes may recover less ratably than our creditors who are holders of Senior Indebtedness.

     No payment may be made on the notes following delivery by the representative of the holders of Designated Senior Indebtedness under the Amended Credit Agreement, if it exists, or if it does not, the holders of other Designated Senior Indebtedness (in either such case, the "Representative") to the Trustee of written notice of (1) a Payment Default on Designated Senior Indebtedness or (2) a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness. Any such prohibition shall continue until the Payment

Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured.

     Upon a Non-Payment Event of Default on Designated Senior Indebtedness, no payment may be made on the Notes for a period (a "Payment Blockage Period") beginning on the date the Trustee receives written notice from the Representative of the Non-Payment Event of Default until (subject to any blockage under the preceding paragraph) the earliest of (a) more than 179 days have elapsed since the Trustee received the notice, (b) the Non-Payment Event of Default has been cured or waived in writing or ceased to exist or such Designated Senior Indebtedness has been paid in full or (c) the Payment Blockage Period has been terminated by written notice to the Issuers or the Trustee from the Representative. No Payment Blockage Period can extend beyond 179 days from the date the Trustee receives the notice (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided that no additional Payment Blockage Period can extend beyond the Initial Blockage Period. After the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 days after the Initial Blockage Period. No event of default with respect to Designated Senior Indebtedness (other than a Payment Default) which existed or was continuing on the first day of any Payment Blockage Period can serve as the basis for a second Payment Blockage Period, unless such event of default has been cured or waived for at least 90 days.

     Each Guarantee will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior indefeasible payment and satisfaction in full in cash of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Amended Credit Agreement (including any guarantee thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the notes to all Senior Indebtedness of the Issuers.

     If the Issuers or any Guarantor fails to make any payment on the notes or any Guarantee when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture. See "Events of Default."

     By accepting these notes, each holder agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

COVENANTS

     The Indenture will contain, among others, the following covenants. Except as otherwise specified, all of the covenants described below will appear in the Indenture.

     Limitation on additional indebtedness.

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.

     Notwithstanding the foregoing, we and our Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), if:

     - after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, our Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four of our fiscal quarters for which financial statements are available at the date of determination in accordance with the further provisions of this paragraph) is greater than 2.0 to 1; and

     - no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     For purposes of computing the Fixed Charge Coverage Ratio:

     - if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an "Acquisition"), then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period used to make such calculation) both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness and the inclusion in our EBITDA of the EBITDA of the acquired Person, business, property or assets;

     - if any Indebtedness outstanding or to be incurred:

          (a) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months);

          (b) bears, at our option or that of a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at our option or that of the Restricted Subsidiary, either a fixed or floating rate; and

          (c) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period;

     - for any quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was effected, by us or any of our Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four quarter period used to make such calculation; and

     - the Fixed Charge Coverage Ratio shall not take into account Permitted Indebtedness that is incurred at the same time as Indebtedness under this section.

     Limitation on foreign indebtedness.

     We will not permit any Restricted Subsidiary of ours which is not a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness set forth in clauses (1) through
(10) and (12) of the definition thereof unless:

     - after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof;

          (1) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary will become subject to any restriction or limitation on the payment of dividends or the making of other distributions,

             (a) the ratio of Foreign EBITDA to Foreign Interest Expense (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 2.5 to 1; and

             (b) the ratio of our Adjusted EBITDA to Consolidated Fixed Charges (determined on a pro forma basis for the last four of our fiscal quarters for which financial statements are available at the date of determination) is greater than 2.0 to 1; and

          (2) in any other case, our Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four of our fiscal quarters for which financial statements are available at the date of determination) is greater than 2.0 to 1; and

     - no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     In the event that any Indebtedness incurred pursuant to clause (1)(b) of the foregoing section is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, we will not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (1)(a) of the foregoing section.

     All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under the covenant described under "Limitation on additional indebtedness."

     Limitation on restricted payments.

     We will not make, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

     - no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to that Restricted Payment;

     - immediately after giving pro forma effect to that Restricted Payment, we could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

     - immediately after giving effect to that Restricted Payment, the aggregate of all Restricted Payments declared or made after July 2, 1996 does not exceed the sum of:

          (1) $5.0 million plus

          (2) 50% of our Consolidated Net Income (or in the event that such Consolidated Net Income shall be a deficit, minus 100% of such deficit) after July 2, 1996, plus

          (3) 100% of the aggregate Net Cash Proceeds from the issue or sale, after July 2, 1996, of our Capital Stock (other than Disqualified Capital Stock or our Capital Stock issued to any Subsidiary of ours) or any Indebtedness or other securities of ours convertible into or exercisable or exchangeable for our Capital Stock (other than Disqualified Capital Stock) which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (3) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market.

     The provisions of this covenant shall not prohibit:

     - the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

     - the retirement of any shares of our Capital Stock or Indebtedness which is subordinated in right of payment to the notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of ours) of other shares of our Capital Stock (other than Disqualified Capital Stock);

     - the redemption, repayment or retirement of Indebtedness of ours subordinated in right of payment to the notes in exchange for, by conversion into, or out of the Net Cash Proceeds of, a substantially concurrent sale or incurrence of our Indebtedness (other than any Indebtedness owed to a Subsidiary) that is contractually subordinated in right of payment to the notes to at least the same extent as the Indebtedness being redeemed, repaid or retired;

     - the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Cash Proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of ours) of other shares of Disqualified Capital Stock;

     - the making of Investments in Unrestricted Subsidiaries and joint ventures, provided that the Net Investment therein made since July 2, 1996 shall not exceed an aggregate of $60 million; or

     - the making of Investments funded with the transfer of excess fixed assets no longer necessary in the conduct of our business and our Subsidiaries in an aggregate amount not to exceed $40 million; provided, however, that in calculating the aggregate amount of Restricted Payments made subsequent to July 2, 1996, the amount of Net Investments made pursuant to clauses (5) and (6) shall be included in the calculation.

     Not later than the date of making any Restricted Payment, we shall deliver to the Trustee an Officers' Certificate stating that this Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on restricted payments" were computed, which calculations may be based upon our latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

     Limitation on other senior subordinated debt.

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the notes and the Guarantees, as the case may be) that is both:

     - subordinate in right of payment to any of our Senior Indebtedness or that of our Restricted Subsidiaries, as the case may be; and

     - senior in right of payment to the notes and the Guarantees, as the case may be. For purposes of this covenant, Indebted ness is deemed to be senior in right of payment to the notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

     Limitations on liens.

     We will not, and will not permit any of our Restricted Subsidiaries to create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any of our Property or any Restricted Subsidiary, now owned or hereafter acquired which secures Indebtedness pari passu with or subordinated to the notes unless:

     - if a Lien secures Indebtedness which is pari passu with the notes, then the notes are secured on an equal and ratable basis with the obligations so secured until a time when such obligation is no longer secured by a Lien; or

     - if a Lien secures Indebtedness which is subordinated to the Notes, this Lien shall be subordinated to the Lien granted to the Holders of the notes in the same collateral as that securing this Lien to the same extent as the subordinated Indebtedness is subordinated to the notes.

     Limitation on transactions with affiliates.

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which we or any of our Restricted Subsidiaries own a minority interest) or holder of 10% or more of our Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

          (1) the Affiliate Transaction is between or among us and our Wholly-Owned Subsidiaries; or

          (2) the terms of the Affiliate Transaction are fair and reasonable to us or our Restricted Subsidiary, as the case may be, and the terms of the Affiliate Transaction are at least as favorable as the terms which could be obtained by us or the Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

     In any Affiliate Transaction involving an amount or having a value in excess of $2 million which is not permitted under clause (1) above, we must obtain a resolution of the board of directors certifying that the Affiliate Transaction complies with clause (2) above. In transactions with a value in excess of $25 million which are not permitted under clause (1) above, we or the Restricted Subsidiary must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

     The foregoing provisions will not apply to:

     - any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein;

     - reasonable and customary fees paid by us or our Restricted Subsidiaries to their respective directors; or

     - customary investment banking, underwriting, placement Agent or financial advisor fees paid in connection with services rendered to us or our Subsidiaries.

     Limitation on creation of subsidiaries.

     We shall not create or acquire, nor permit any of our Restricted Subsidiaries to create or acquire, any Subsidiary other than:

     - a Restricted Subsidiary existing as of the date of the Indenture;

     - a Restricted Subsidiary conducting a business similar or reasonably related to our business and that of our Subsidiaries as conducted on the Issue Date; or

     - an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary which is a Domestic Subsidiary acquired or created pursuant to clause (2) shall have executed a Guarantee, satisfactory in form and substance to the Trustee (and with the documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of the Guarantee), pursuant to which that Restricted Subsidiary shall become a Guarantor.

     Neither we nor any of the Guarantors will transfer any assets to a Domestic Restricted Subsidiary which is not a Guarantor unless that Restricted Subsidiary simultaneously with the transfer executes a Guarantee satisfactory in form and substance to the Trustee (together with the documentation referred to in the preceding sentence) pursuant to which that Restricted Subsidiary shall become a Guarantor. See "-- General."

     Limitation on certain asset sales.

     We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

     - we or our Restricted Subsidiaries, as the case may be, receives consideration at the time of the sale or other disposition at least equal to the fair market value thereof (as determined in good faith by our board of directors, and evidenced by a board resolution);

     - not less than 75% of the consideration received by us or our Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments other than in the case where we or a Restricted Subsidiary is exchanging assets held by us or that Restricted Subsidiary for assets held by another Person; provided that any Investment received in any exchange would be permitted under clause (b) below; and

     - the Asset Sale Proceeds received by us or the Restricted Subsidiary are applied:

          (1) to the extent we elect, or are required, to prepay, repay or purchase any then-existing Senior Indebtedness of ours or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any repayment shall result in a permanent reduction of the commitments, if any, thereunder in an amount equal to the principal amount so repaid;

          (2) to repurchase Existing Notes within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale, tendered pursuant to the offer to repurchase required under the terms of the Existing Indentures, to the extent such repurchase is required prior to the notes under the terms of the Existing Indentures;

          (3) to the extent of the balance of Asset Sale Proceeds after application as described in clauses (a) and (b) above, to the extent we elect, to an investment in assets used or useful in businesses similar or reasonably related to our business or that of the Restricted Subsidiary as conducted on the Issue Date (either directly or indirectly through the purchase of Capital Stock or other securities of a Person holding such assets); provided that this investment occurs or we or a Restricted Subsidiary enter into contractual commitments to make this investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of the Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of the Asset Sale Proceeds; and

          (4) if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $25 million, we shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the notes and any of our other senior subordinated securities then outstanding (other than the Existing Notes that were the subject of an offer to purchase pursuant to clause (b) above), pro rata, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer").

     If an Excess Proceeds Offer is not fully subscribed, we may retain the portion of the Available Asset Sale Proceeds not required to repurchase notes.

     If we are required to make an Excess Proceeds Offer, we shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things:

     - that the Holders have the right to require us to apply the Available Asset Sale Proceeds to repurchase these notes and any of our other senior subordinated securities then outstanding (other than the Existing Notes that were the subject of an offer to purchase pursuant to clause (b) above), pro rata, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

     - the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; and

     - the instructions, determined by us, that each Holder must follow in order to have their notes repurchased.

     Limitation on common stock of subsidiaries.

     We will not:

     - sell, pledge, hypothecate or otherwise convey or dispose of any Common Stock of a Restricted Subsidiary (other than under or in respect of the Amended Credit Agreement or under the terms of any Designated Senior Indebtedness and other than pledges of the Capital Stock of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries that are not Guarantors); or

     - permit any of our Subsidiaries to issue any Common Stock, other than to us or a Wholly-Owned Subsidiary of ours.

     The foregoing restrictions shall not apply to an Asset Sale made in compliance with "Limitation on Certain Asset Sales."

     Payments for consent.

     Neither we nor any of our Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or Agreement.

CHANGE OF CONTROL OFFER

     Within 20 days of the occurrence of a Change of Control, we shall notify the Trustee in writing of this occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 20 days of the occurrence of a Change of Control, we also shall:

     - cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

     - send by first-class mail, postage prepaid, to the Trustee and to each holder of the notes, at the address appearing in the register maintained by the Registrar of the notes, a notice stating:

        - that the Change of Control Offer is being made pursuant to this covenant and that all notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth therein;

        - the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

        - that any note not tendered will continue to accrue interest;

        - that, unless we default in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

        - that holders accepting the offer to have their notes purchased pursuant to a Change of Control Offer will be required to surrender the notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

        - that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased;

        - that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each such new note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

        - any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

        - the name and address of the Paying Agent.

     On the Change of Control Payment Date, we shall, to the extent lawful:

          (1) accept for payment notes or portions thereof tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee notes so accepted together with an Officers' Certificate stating the notes or portions thereof tendered to us.

     The Paying Agent shall promptly mail to each holder of notes so accepted payment in an amount equal to the purchase price for such notes, and we shall execute and issue, and the Trustee shall promptly authenticate and mail to that holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered; provided that each such new note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture requires that if the Amended Credit Agreement or the New Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a

Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, we covenant to:

     - repay in full all obligations under or in respect of the Amended Credit Agreement or offer to repay in full all obligations under or in respect of the Amended Credit Agreement and repay the obligations under or in respect of the Amended Credit Agreement of each lender who has accepted such offer; or

     - obtain the requisite consent under the Amended Credit Agreement to permit the repurchase of the notes as described above.

     We must first comply with the covenant described in clause (1) before we shall be required to purchase notes in the event of a Change of Control; provided that our failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under "Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the notes may not be able to compel us to purchase the notes unless we are able at the time to refinance all of the obligations under or in respect of the Amended Credit Agreement or obtain requisite consents under the Amended Credit Agreement. Our failure to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 60 days after notice, constitutes an Event of Default.

     The Indenture will provide that:

     - if we or any of our Subsidiaries have issued any outstanding:

          (1) Indebtedness that is subordinated in right of payment to the notes; or

          (2) Preferred Stock, and we or that Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, we shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as we shall have paid the Change of Control Purchase Price in full to the holders of notes that have accepted our Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the notes; and

     - we will not issue Indebtedness that is subordinated in right of payment to the notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the notes in the event of a Change in Control under the Indenture.

     In the event that a Change of Control occurs and the holders of notes exercise their right to require us to purchase notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, we will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     We will not and will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:

          (1) we or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than us or the Guarantor) formed by the consolidation or into which we or the Guarantor, as the case may be, is merged, or to which our properties and assets or that of the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of our obligations or those of the Guarantor, as the case may be, under the notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect;

          (2) immediately before and immediately after giving effect to this transaction, no Default or Event of Default shall have occurred and be continuing; and

          (3) immediately after giving effect to this transaction on a pro forma basis we or such Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness," provided that a Person that is a Guarantor may merge into our company or another Person that is a Guarantor without complying with this clause (3).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, we shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

GUARANTEES

     The notes will be guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, to the same extent and in the same manner that all payments pursuant to the notes are subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are directly or indirectly sold or all of its Capital Stock is directly or indirectly sold, in all such cases in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (1) default in payment of any principal of, or premium, if any, on the notes;

          (2) default for 30 days in payment of any interest on the notes;

          (3) our default or that of any Guarantor in the observance or performance of any other covenant in the notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding;

          (4) default in the payment at final maturity of principal in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of ours or that of any of our Restricted Subsidiaries, which default shall not be cured, waived or postponed pursuant to an Agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $10,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 shall be rendered against us or any of our Restricted Subsidiaries, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (6) certain events involving our bankruptcy, insolvency or reorganization or that of any of our Restricted Subsidiaries.

     The Indenture provides that the Trustee may withhold notice to the holders of the notes of any default (except in payment of principal or premium, if any, or interest on the notes) if the Trustee considers it to be in the best interest of the holders of the notes to do so.

     The Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration and:

          (1) such amounts shall become immediately due and payable; or

          (2) if there are any amounts outstanding under or in respect of the Amended Credit Agreement, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Amended Credit Agreement or five business days after receipt by us and the Representative of the holders of Senior Indebtedness under or in respect of the Amended Credit Agreement of notice of the acceleration of the notes;

provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of our bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the notes.

     The holders of a majority in principal amount of the notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the notes and to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made a written request and offered reasonable indemnity to the Trustee to institute a proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with this request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted on any note on or after the respective due dates expressed in that note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides we may elect either:

          (1) to defease and be discharged from any and all obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or Agency in respect of the notes and to hold monies for payment in trust) ("defeasance"); or

          (2) to be released from their obligations with respect to the notes under certain covenants contained in the Indenture and described above under "-- Covenants" ("covenant defeasance");

upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. A trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture):

          (a) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

          (b) to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which in the case of discharge only, must be based upon a private ruling concerning the notes, a published ruling of the Internal Revenue Service or a change in applicable federal tax law.

MODIFICATION OF INDENTURE

     From time to time, we, the Guarantors and the Trustee may, without the consent of holders of the notes, amend the Indenture or the notes or supplement the Indenture for certain specified purposes, including providing for uncertificated notes in addition to certificated notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting us, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, to modify or supplement the Indenture or the notes, except that no such modification shall, without the consent of each holder affected thereby:

     - reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the notes;

     - reduce the rate of or change the time for payment of interest on any note;

     - reduce the principal of or premium on or change the stated maturity of any note;

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

     - make any note payable in money other than that stated in the note or change the place of payment from New York, New York;

     - change the amount or time of any payment required by the notes or reduce the premium payable upon any redemption of notes, or change the time before which no such redemption may be made;

     - waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note; or

     - take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     So long as we are subject to the periodic reporting requirements of the Exchange Act, we will continue to furnish the information required thereby to the Commission and to the holders of the notes. The Indenture provides that even if we are entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the notes, we will nonetheless continue to furnish such information to the Commission and holders of the notes.

COMPLIANCE CERTIFICATE

     We will deliver to the Trustee on or before 100 days after the end of our fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the notes may transfer or exchange notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any note selected for redemption. Also, the Registrar is not required to transfer or exchange any note for a period of 15 days before selection of the notes to be redeemed.

     The registered holder of a note may be treated as the owner of it for all purposes.

DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "9 1/8% Notes" means our 9 1/8% Senior Subordinated Notes due 2007.

     "9 1/8% Notes Indentures" means the Indentures, dated as of June 30, 1997 and July 15, 1997, among us, the Guarantors and The Bank of New York, as Trustee, as such indentures may be amended, modified or supplemented from time to time.

     "11% Notes" means our 11% Senior Subordinated Notes due 2006.

     "11% Notes Indenture" means the Indenture, dated as of July 2, 1996, among us, the Guarantors and Comerica Bank, as Trustee, as such indenture may be amended, modified or supplemented from time to time.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into us or a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted EBITDA" means, for any Person, for any period, the EBITDA of such Person, plus any amounts excluded from the calculation of the Consolidated Net Income of such Person pursuant to clause (2) of the definition thereof.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which:

          (1) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date; and

          (2) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Amended Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of June 12, 1998, among us, CIBC, as administrative agent, Merrill Capital, as documentation agent and the lenders from time to time parties thereto as such agreement may be amended, modified or supplemented from time to time or deferred, renewed, extended, refunded, refinanced, restructured or replaced from time to time in whole or in part (whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the Second Amended and Restated Credit Agreement or other credit agreements or otherwise).

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

     "Asset Sale" means the sale, transfer or other disposition in any single transaction or series of related transactions of:

          (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of ours;

          (2) all or substantially all of our assets or that of any of our Restricted Subsidiaries:

          (3) real property; or

          (4) all or substantially all of the assets of any business owned by us or any of our Restricted Subsidiaries, or a division, line of business or comparable business segment of ours or any of our Restricted Subsidiaries;

provided that Asset Sales shall not include:

          (1) sales, leases, conveyances, transfers or other dispositions to us or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary; or

          (2) leases, conveyances or other transfers by us or a Restricted Subsidiary of Property to any Person as an Investment in such Person provided that we or such Restricted Subsidiary receives consideration at the time of such lease, conveyance or other transfer at least equal to the fair market value of such Property and such Investment is included in clause (5) of the second paragraph of "Limitation on Restricted Payments" contained herein.

     "Asset Sale Proceeds" means, with respect to any Asset Sale:

          (1) cash received by us or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset
     Sale); after

        - provision for all income or other taxes measured by or resulting from such Asset Sale;

        - payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale;

        - provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale; and

        - deduction of appropriate amounts to be provided by us or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by us or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

          (2) promissory notes and other non-cash consideration received by us or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value of the notes (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a), (3)(b),

(3)(c) or (3)(d), and that have not been the basis for an Excess Proceeds Offer in accordance with clause (3)(e), of the first paragraph of "Covenants -- Limitation on Asset Sales."

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     A "Change of Control" of our company will be deemed to have occurred at such time as

          (1) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of our Common Stock;

          (2) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of our Common Stock and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of our Common Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of our Board of Directors.

          (3) there shall be consummated any consolidation or merger of our company in which we are not the continuing or surviving corporation or pursuant to which our Common Stock would be converted into cash, securities or other property, other than a merger or consolidation of our Company in which the holders of our Common Stock outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after any consolidation or merger; or

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election by our Board of Directors or whose nomination for election by our shareholders has been approved by 662/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of our Board of Directors.

     "Chase" means Chase Equity Associates, L.P.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to:

          (1) vote in the election of directors of such Person; or

          (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

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

     "Consolidated Fixed Charges" means, with respect to any Person, the sum of a Person's:

          (1) Consolidated Interest Expense; plus

          (2) the product of:

             (a) the aggregate amount of all dividends paid on our Disqualified Capital Stock or on each series of preferred stock of each Subsidiary of such Person (other than dividends paid or payable in additional shares of preferred stock or to us or any of our Wholly-Owned Subsidiaries), times

             (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for such four-quarter period.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, (a) the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to:

          (1) imputed interest included in Capitalized Lease Obligations;

          (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (3) net payments made in connection with Interest Rate Agreements;

          (4) the interest portion of any deferred payment obligation;

          (5) amortization of discount or premium, if any; and

          (6) all other non-cash interest expense (other than interest amortized to cost of sales))

plus, without duplication, (b) all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person; and minus net payments received in connection with Interest Rate Agreements and amortization of deferred financing costs and expenses.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (before preferred stock dividends, if any) of such Person and its Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income:

          (1) the net income of any Person which under GAAP is not consolidated with the Person in question other than the amount of dividends or distributions paid to the Person in question or the Subsidiary;

          (2) the net income of any Subsidiary of the Person in question, other than a Domestic Subsidiary, that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) to the extent of such restriction or limitation (provided that if any such restriction or limitation by its terms takes effect upon the occurrence of a default or an event of default, such exclusion shall become effective only upon the occurrence and during the continuance of such default or event of default);

          (3) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

          (4) any net gain or loss resulting from a sale of Property by the Person in question or any of its Subsidiaries other than in the ordinary course of business;

          (5) extraordinary gains and losses;

          (6) non-recurring gains, non-cash non-recurring losses and charges (including restructuring charges and costs) and, in our case, cash restructuring charges for any period prior to July 31, 1998;

          (7) any amounts received by us or a Restricted Subsidiary which are used to offset Investments pursuant to the terms of clause (2) of the definition of "Net Investments"; and

          (8) in the case of clauses (4), (5) and (6), the associated tax effects during such period.

     "Designated Senior Indebtedness," as to us or any Guarantor, as the case may be, means any Senior Indebtedness:

          (1) under or in respect of the Amended Credit Agreement; or

          (2)(a) which at the time of determination exceeds $25 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility; and

          (b) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person; and

          (c) as to which the Trustee has been given written notice of such designation.

     "Disqualified Capital Stock" means any of our Capital Stock or one of our Restricted Subsidiaries which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness.

     Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of ours of one of our Restricted Subsidiaries, under which, by agreement or otherwise, the Restricted Subsidiary or we are obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that our Preferred Stock or that of any Restricted Subsidiary that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of our company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions and, provided, further, that Capital Stock owned by us or any Restricted Subsidiary shall not constitute Disqualified Capital Stock.

     "Domestic" with respect to any Person shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

     "EBITDA" means, for any Person, for any period, an amount equal to the sum of:

          (1) Consolidated Net Income for such period; plus

          (2) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (1) hereof; plus

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

          (3) Consolidated Interest Expense for such period; plus

          (4) depreciation for such period; plus

          (5) amortization for such period (including the amortization of deferred financing costs and expenses); plus

          (6) any other non-cash items (including minority interests) reducing Consolidated Net Income for such period; plus

          (7) non-recurring losses and charges (including restructuring charges and costs) whether cash or non-cash for such period to the extent not included in the calculation of Consolidated Net Income; minus

          (8) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP;

except that with respect to us each of the foregoing items shall be determined on a consolidated basis with respect to us and our Restricted Subsidiaries only.

     "Equity Offering" means an offering by us of shares of our common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire our common stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indentures" means the 9 1/8% Notes Indentures and the 11% Notes Indenture, or any such indenture.

     "Existing Notes" means the 9 1/8% Notes and the 11% Notes, or any such notes.

     "Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of:

          (1) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date to

          (2) Consolidated Fixed Charges of such Person.

     "Foreign EBITDA" means, for any period, the aggregate of the EBITDA of each of our Restricted Subsidiaries which are not Guarantors.

     "Foreign Interest Expense" means, for any period, the aggregate of the Consolidated Interest Expense of each of our Restricted Subsidiaries which are not Guarantors.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Guarantor" means each of our material Domestic Restricted Subsidiaries.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money

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(whether or not the recourse of the lender is to the whole of the assets of such
Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

          (1) any Capitalized Lease Obligations;

          (2) obligations of others secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed;

          (3) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the Guarantor), excluding guarantees of Indebtedness incurred by a Person to acquire or finance real estate assets which are then leased to us or a Restricted Subsidiary on an operating lease basis in a "synthetic lease" transaction;

          (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (5) in our case, Disqualified Capital Stock and, in the case of any Restricted Subsidiary, Preferred Stock;

          (6) obligations of any such Person under any Interest Rate Agreement (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP); and

          (7) Attributable Indebtedness.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided

          (1) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

          (2) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of ours or of any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness and Liens securing Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable, loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures,

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

partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means the date the notes are first issued by us and authenticated by the Trustee under the Indenture.

     "JLL" means Joseph, Littlejohn & Levy.

     "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Cash Proceeds" means:

          (1) in the case of any sale of our Capital Stock, the aggregate net cash proceeds received by us, after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith;

          (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of our Capital Stock which is not Disqualified Capital Stock, the net cash proceeds received from the sale of such outstanding securities so exchanged, exercised, converted or surrendered (plus any additional amount required to be paid in cash by the holder to us upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by us in connection therewith); and

          (3) in the case of any issuance of any Indebtedness by us or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

     "Net Investment" means the excess of:

          (1) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by us or any Restricted Subsidiary on or after the Original Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by our board of directors or such Restricted Subsidiary) over

          (2) the sum of:

             (a) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; and

             (b) the Net Cash Proceeds received by us or any Restricted Subsidiary or joint venture from the disposition of all or any portion of such Investments (other than to a Subsidiary of ours);

provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the sum of clauses (a) and (b) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

     "Nomura" means Nomura Holding America, Inc.

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     "Non-Payment Event of Default" means any event (other than a Payment
Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Original Issue Date" means December 14, 1998.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of Default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Holders" means:

          (1) JLL or any other fund controlled by Joseph Littlejohn & Levy;

          (2) TSG;

          (3) Argosy;

          (4) Nomura; and

          (5) Chase.

     "Permitted Indebtedness" means:

          (1) Indebtedness of ours or any of our Domestic Restricted Subsidiaries arising under or in respect of the Amended Credit Agreement in an aggregate amount (the "Permitted Credit Agreement Amount") not to exceed:

             (a) $550,000,000 (after giving effect to the concurrent repayment of amounts outstanding under the Amended Credit Agreement on the Issue
        Date) less

             (b) any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

          (2) Indebtedness under the notes and the Guarantees;

          (3) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

          (4) Indebtedness incurred to finance the working capital requirements of the Western European operations of the Company's Restricted Subsidiaries pursuant to commitments outstanding on the Issue Date in an aggregate amount not to exceed $10 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent thereof);

          (5) Indebtedness of Autokola not to exceed $35 million in principal amount in the aggregate;

          (6) Indebtedness of ours to any Domestic Restricted Subsidiary which is a Wholly-Owned Subsidiary and Indebtedness of any Restricted Subsidiary to us or another Restricted Subsidiary provided that in the case of Indebtedness of a Domestic Restricted Subsidiary such Indebtedness is owed to another Domestic Restricted Subsidiary;

          (7) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease

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     Obligations do not in the aggregate exceed 5% of our consolidated total assets as of our most recent quarterly balance sheet;

          (8) Interest Rate Agreements;

          (9) additional Indebtedness of ours and our Restricted Subsidiaries not to exceed $50 million in aggregate principal amount outstanding at any time;

          (10) Refinancing Indebtedness;

          (11) Indebtedness incurred in accordance with the covenant described under "Limitation on Foreign Indebtedness"; and

          (12) Indebtedness of ours or our Subsidiaries which is denominated in a currency other than U.S. dollars, provided that:

             (a) the U.S. dollar equivalent thereof on the date of incurrence (together with the U.S. dollar equivalent on such date of all other Indebtedness incurred under this clause (12)) shall not exceed $80 million; and

             (b) on the last Business Day of each month, the sum of

                (i) the U.S. dollar equivalent of all Indebtedness outstanding under this clause (12); and

                (ii) the outstanding principal amount of Indebtedness under the Amended Credit Agreement, including reimbursement obligations in respect of letters of credit (in each case after giving effect to any currency hedging arrangements applicable thereto to which we or a Subsidiary of ours is a party), shall not exceed the Permitted Credit Agreement Amount.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of:

          (1) Investments by us, or by a Restricted Subsidiary thereof, in us or a Restricted Subsidiary;

          (2) Temporary Cash Investments;

          (3) Investments by us, or by one of our Restricted Subsidiaries, in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of ours; or

             (b) such Person is merged, consolidated or amalgamated with or into or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Restricted Subsidiary;

          (4) reasonable and customary loans made to employees not to exceed $1 million in the aggregate at any one time outstanding;

          (5) an Investment that is made by us or one of our Restricted Subsidiaries in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to us or to a Restricted Subsidiaries of ours solely as partial consideration for the consummation of an Asset Sale;

          (6) Investments in Unrestricted Subsidiaries and joint ventures permitted under subclause (5) under the covenant described under "Limitation on Restricted Payments";

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

          (7) Investments received in connection with the bankruptcy or reorganization of Persons having obligations in favor of us or our Subsidiaries (which obligations were incurred in the ordinary course), in settlement of such obligations; and

          (8) Investment paid for in our Common Stock.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of:

          (1) 100% of such cost; and

          (2) reasonable fees and expenses of such Person incurred in connection therewith.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any of our Indebtedness or that of our Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by us or our Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that:

          (1) the Refinancing Indebtedness is subordinated to the notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

          (2) the Refinancing Indebtedness is scheduled to mature either:

             (a) no earlier than the Indebtedness being refunded, refinanced or extended; or

             (b) after the maturity date of the notes;

          (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes;

          (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of:

             (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended;

             (b) the amount of accrued and unpaid interest, if any, and any necessary premiums (including the amount of any premium reasonably determined by us or the applicable Restricted Subsidiary as necessary to accomplish such refunding, refinancing or extension) on such Indebtedness being refunded, refinanced or extended; and

             (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness;

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

          (5) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded refinanced or extended, except that we may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of ours; provided, however, that any non-Domestic Restricted Subsidiary may incur Refinancing Indebtedness to refund, refinance or extend our Indebtedness arising under or in respect of the Amended Credit Agreement in an aggregate amount not to exceed $20 million outstanding at any time; and, provided, further, that with respect to such Refinancing Indebtedness referred to in the previous provision, clauses (2) and (3) shall not apply; and

          (6) if such Indebtedness was incurred pursuant to the covenant described under "Limitation on Foreign Indebtedness" and does not contain any restriction or limitation on the payment of dividends or the making of other distributions then the Refinancing Indebtedness shall not contain any such limitation or restriction.

     "Restricted Payment" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution or payment on our Capital Stock or that of any of our Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of our Capital Stock or that of any of our Restricted Subsidiaries, other than:

             (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock); and

             (b) in the case of our Restricted Subsidiaries, dividends or distributions payable to us or to a Wholly-Owned Subsidiary of ours;

          (2) the purchase, redemption or other acquisition or retirement for value of any of our Capital Stock or that of any of our Restricted Subsidiaries (other than Capital Stock owned by us or one of our Wholly-Owned Subsidiaries, excluding Disqualified Capital Stock);

          (3) the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, or the making of any principal payment on, any Indebtedness which is subordinated in right of payment to the notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition);

          (4) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

          (5) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Net Investment by us therein; and

          (6) forgiveness of any Indebtedness of an Affiliate of ours to us or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined in good faith by our board of directors.

     "Restricted Subsidiary" means a Subsidiary of ours other than an Unrestricted Subsidiary. Our Board of Directors may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), we could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

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     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by us or any Restricted Subsidiary of ours of any real or tangible personal Property, which Property has been or is to be sold or transferred by us or a Restricted Subsidiary of ours to that Person in contemplation of leasing.

     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing, guaranteeing or evidencing or otherwise entered into in connection with:

          (1) all of our obligations, whether outstanding on the Issue Date or thereafter incurred, owed to lenders under or in respect of the Amended Credit Agreement;

          (2) all of our obligations with respect to any Interest Rate
     Agreement;

          (3) all of our obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (4) all of our other Indebtedness which does not provide that it is to rank pari passu with or subordinate to the notes; and

          (5) all deferrals. renewals, extensions, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (1) our indebtedness to any of our Subsidiaries;

          (2) Indebtedness represented by the notes, the 11% Notes, the 9 1/8% Notes and, in each case, the Guarantees thereof;

          (3) Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

          (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business; or

          (5) Indebtedness incurred in violation of the Indenture.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired:

          (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

          (2) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

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

     "Temporary Cash Investments" means:

          (1) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental Agency or political subdivision thereof, maturing within 365 days of the date of purchase;

          (2) in demand deposits or certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase;

          (3) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of ours) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of P-1 (or higher) according to Moody's Investors Service, Inc. or A-1 (or higher) according to Standard & Poor's Corporation;

          (4) in the case of any non-Domestic Restricted Subsidiary,
     Investments:

             (a) in direct obligations of the sovereign nation (or any agency thereof) in which such non-Domestic Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof); or

             (b) of the type and maturity described in clauses (1) through (3) above of foreign obligors, which Investments or obligors (of the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or

          (5) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (1) and (4).

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of an Unrestricted Subsidiary; and

          (2) any Subsidiary of ours which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by our Board of Directors; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments."

     We shall give the Trustee prompt notice of each resolution adopted by our board of directors under this provision, together with a copy of each such resolution adopted.

     "Western Europe" means, with respect to any jurisdictional matter, any of the twelve current member states of the European Community and Switzerland, Norway, Sweden, Finland, Austria and the Czech Republic (and "Western European" shall have a meaning correlative to the foregoing).

     "Wholly-Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law in respect of non-Domestic Subsidiaries and other than shares of Lemmerz representing not more than .01% of the voting securities thereof) of which we own, directly or indirectly.

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REGISTRATION RIGHTS

     Holders of the new notes are not entitled to any registration rights with respect to the new notes. We entered into a registration agreement with the Initial Purchasers for the benefit of the holders of the old notes, pursuant to which we agreed that we will, at our cost, by July 18, 1999, use our best efforts to cause a registration statement to be declared effective under the Securities Act relating to the exchange of old notes for registered notes. The registration statement of which this prospectus is a part constitutes the registration statement for purposes of the Registration Agreement. Upon the registration statement being declared effective, we will offer the new notes in exchange for surrender of the old notes. We will keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of that old note will receive a new note having a principal amount equal to that of the surrendered old note. Under existing Commission interpretations, the new notes would in general be freely transferable under the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. We have agreed for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer in connection with any resale of any such new notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Agreement (including certain indemnification rights and obligations).

     In the event that applicable interpretations of the staff of the Commission do not permit us to effect an exchange offer, or if for any other reason the exchange offer is not consummated by August 17, 1999, we will, at our cost, (a) as promptly as practicable, file a shelf registration statement with respect to the resale of the old notes (the "shelf registration statement") covering resales of the old notes, (b) use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act, and
(c) use our best efforts to keep effective the shelf registration statement until two years after its effective date. We will, in the event of the shelf registration statement, provide to each holder of the old notes copies of the prospectus, which is part of the shelf registration statement, notify each holder when the shelf registration statement for the old notes has become effective and take other actions required to permit unrestricted sales of the old notes. A holder of old notes who sells old notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration agreement which are applicable to such a holder (including certain indemnification obligations).

     If by August 18, 1999, neither the exchange offer is consummated nor the shelf registration statement is declared effective, the rate per annum at which the old notes bear interest will increase by 50 basis points from and including such date, and the rate per annum will increase by an additional 25 basis points for each subsequent 90-day period until but excluding the earlier of (a) the consummation of the exchange offer and (b) the effective date of a shelf registration statement; however, the interest rate per annum shall not increase more than 200 basis points in excess of 8 1/4%.

     The summary herein of certain provisions of the registration agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus constitutes a part.

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

                       DESCRIPTION OF OUR CREDIT FACILITY

     In connection with the CMI acquisition, we entered into the amended credit agreement, under which a syndicate of lenders agreed to lend to us up to $1.1 billion in the form of a $450 million senior secured term loan facility, which we will refer to as the term loan facility, a portion of which is permitted to be denominated in Deutschemarks or euro units, and a $650 million senior secured revolving credit facility, which we will refer to as the revolving credit facility. We will refer to the term loan facility and the revolving credit facility together as the loans.

     Use of Proceeds Maturities. The term loan facility was made available to us and our subsidiaries upon the consummation of the CMI acquisition to finance the payment of the purchase price. The revolving credit facility was also made available upon the consummation of the CMI acquisition (including through the making of revolving loans and the issuance of letters of credit) for our general corporate purposes and those of our subsidiaries. The term loan facility will mature on February 15, 2005, and will amortize in quarterly installments. The revolving credit facility will mature on February 15, 2005. The amended credit agreement requires us to reduce the amount outstanding under the revolving credit facility to $300 million during a 30-day period each year.

     Prepayments; Reduction of Commitments. Loans under the term loan facility are required to be prepaid with (i) 75% of excess cash flow (reducing to 50% in the event our leverage ratio is less than 3.0 to 1), (ii) 100% of the net cash proceeds of all non-ordinary-course asset sales or other dispositions of property by us and our subsidiaries (including insurance and condemnation proceeds), subject to limited exceptions, and (iii) 100% of the net proceeds of issuances of the debt obligations of us and our subsidiaries, subject to limited exceptions. Mandatory prepayments and commitment reductions are first allocated to the term loan facility and second to commitments under the revolving credit facility. Within the term loan facility, prepayments are applied pro rata to the remaining amortization payments under this facility, provided, however, that in the event term loans denominated in Deutschemarks or euro units are outstanding at the time of any prepayment, mandatory prepayments shall be applied first to prepay the term loans denominated in dollars.

     Voluntary prepayments are permitted, in whole or in part, at our option, without premium or penalty, subject to reimbursement of the lenders' redeployment costs in the case of prepayment of certain borrowings which bear interest at the eurocurrency rate other than on the last day of the relevant interest period. All voluntary prepayments under the term loan facility are applied pro rata to the remaining amortization payments under the term loan facility.

     Interest. The interest rates under the loans are, at our option, based upon either an adjusted eurocurrency rate or the rate which is equal to the highest of (a) the CIBC prime rate, which is the rate of interest most recently announced by Canadian Imperial Bank of Commerce as its base rate; (b) the federal funds rate plus 1/2 of 1%; and (c) the base certificate of deposit rate plus 1% ("ABR"), in each case plus an applicable margin based on leverage ratio from time to time in effect. The applicable margin for ABR loans ranges from 0% to 1.0%. The applicable margin for loans at the eurocurrency rate is from 1.25% to 2.50%.

     We may elect interest periods of 1, 2, 3 or 6 months for loans at the eurocurrency rate. Calculation of interest is computed on the basis of actual number of days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the prime rate) and interest is payable at the end of each interest period and, in any event, at least every three months.

     Collateral and Guarantees. The loans are guaranteed by us and all of our existing and future domestic subsidiaries. The loans are secured by a first priority lien in substantially all of our properties and assets and those of our domestic subsidiaries, now owned or acquired later, including a

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

pledge of all of the shares of our respective existing and future domestic subsidiaries and 65% of the shares of certain of our existing and future foreign subsidiaries.

     Covenants. The amended credit agreement contains covenants restricting our ability and that of our subsidiaries to, among others:

     - declare dividends or redeem or repurchase capital stock;

     - prepay, redeem or purchase debt;

     - incur liens and engage in sale-leaseback transactions;

     - make loans and investments;

     - issue more debt;

     - amend or otherwise alter debt and other material agreements;

     - make capital expenditures;

     - engage in mergers, acquisitions and asset sales;

     - engage in transactions with affiliates; and

     - alter the business we conduct.

We must also make certain customary indemnifications of the managing agents and the lenders and will also be required to comply with financial covenants with respect to (a) a maximum leverage ratio, (b) a minimum interest coverage ratio and (c) a minimum fixed charge coverage ratio. We are also required to satisfy certain customary affirmative covenants.

     Events of Default. Events of default under the amended credit agreement include but are not limited to:

     - our failure to pay principal or interest when due;

     - our material breach of any covenant, representation or warranty contained in the loan documents;

     - customary cross-default provisions;

     - events of bankruptcy, our insolvency or dissolution of our or that of our subsidiaries;

     - the existence of certain judgments against us, our subsidiaries or their assets;

     - certain adverse events under ERISA plans or those of our subsidiaries;

     - the actual or asserted invalidity of our security documents or guarantees or hose of our subsidiaries; and

     - a change of control of our company.

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               IMPORTANT UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a general discussion of important United States federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion is based on the Code, and regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those described below. These changes could be applied retroactively in a manner that could adversely affect holders of the notes. In addition, the authorities on which this discussion is based are subject to various interpretations. It is therefore possible that the consequences of the acquisition, ownership and disposition of the notes may differ from the treatment described below.

     This discussion applies only to purchasers of the old notes in the original offering at the first price at which a substantial amount of the old notes were sold and does not address other purchasers, including purchasers of notes with market discount or acquisition premium. In addition, the tax treatment of a holder of the notes may vary depending upon the particular situation of the holder. This discussion is limited to investors who will hold the notes as capital assets and does not deal with holders that may be subject to special tax rules (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers or traders in securities or currencies, U.S. holders whose functional currency is not the U.S. dollar, certain U.S. expatriates or holders who will hold the notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the notes and one or more other investments).

     This discussion is for general information only and does not address all aspects of United States federal income taxation that may be relevant to holders of the notes in light of their particular circumstances, and it does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the notes.

EXCHANGE OF OLD NOTES FOR NEW NOTES

     The exchange of an old note for a new note should not constitute a taxable exchange. The holder will have the same tax basis and holding period in the new note as it did in the old note at the time of such exchange.

U.S. HOLDERS

     For purposes of this discussion, a "U.S. Holder" of a note is a holder who for United States federal income tax purposes is:

     - an individual that is a citizen or resident of the United States (including certain former citizens and former longtime residents),

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,

     - an estate the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in United States Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such

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

date, that elect to continue to be treated as United States persons also will be U.S. Holders. A "Non-U.S. Holder" is a holder that is not a U.S. Holder.

     Interest. Stated interest on a note will generally be taxable to a U.S. Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. Holder's method of accounting for income tax purposes.

     Our failure to consummate the exchange offer or to file or cause to be declared effective the Shelf Registration Statement as described under "Description of the Notes -- Registration rights" will cause additional interest to accrue on the old notes in the manner described in the old notes. In the unlikely event that the interest rate on the old notes is increased, then the increased interest may be treated as original issue discount, includable by a U.S. Holder in income as such interest accrues, in advance of receipt of any cash payment and regardless of the method of income tax accounting employed by the Holder.

     Even though the notes may be redeemed prior to their stated maturity at our or the holder's option upon certain circumstances or automatically upon the occurrence of certain events, we believe that none of these redemption rights or obligations are more likely than not to occur, and, thus, under applicable Treasury regulations, none of these redemption rights or obligations will affect the manner of including original issue discount, if any, in income.

     Disposition of notes. Upon the sale, retirement at maturity or other taxable disposition of a note (collectively, a "disposition"), a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized by the holder (except to the extent such amount is attributable to accrued interest, which will be treated as ordinary interest income) and the holder's adjusted tax basis in the note. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the note exceeds one year at the time of the disposition.

NON-U.S. HOLDERS

     Interest. Interest that we pay to a Non-U.S. Holder will not be subject to United States federal income or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and, among other things, the Non-U.S. Holder:

     - does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

     - is not a controlled foreign corporation for United States federal income tax purposes and to which we are a related person and

     - certifies to us, our paying agent or the person who would otherwise be required to withhold United States tax, on Form W-8 or W-9 or substantially similar form signed under penalties of perjury, that the holder is not a United States person and provides the holder's name and address (the "Certification Requirement").

In the case of interest on a note that is not "effectively connected with the conduct of a trade or business within the United States" and does not satisfy the three requirements of the preceding sentence, the Non-U.S. Holder's interest on a note would generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate). If a Non-U.S. Holder's interest on a note is "effectively connected with the conduct of a trade or business within the United States," then the Non-U.S. Holder will be subject to United States federal income tax on such interest income in essentially the same manner as a U.S. Holder and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax.

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

     Gain on Disposition. A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale, redemption or other disposition of a note unless:

     - the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder or

     - in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     We will, when required, report to the holders of the notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amount of tax withheld, if any, with respect to these payments.

     Certain non-corporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest on, and the proceeds of the disposition of, the notes. In general backup withholding will be imposed only if the U.S. Holder:

     - fails to furnish its taxpayer identification number, which, for an individual, would be his or her Social Security number,

     - furnishes an incorrect TIN,

     - is notified by the IRS that it has failed to report payments of interest or dividends or

     - under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

In addition, payments of principal and interest to U.S. Holders will generally be subject to information reporting. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

     In the case of payments of interest to Non-U.S. Holders, the general 31% backup withholding tax and certain information reporting will not apply to those payments with respect to which either the Certification Requirement has been satisfied or an exemption has otherwise been established, provided that neither we nor our payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting and backup withholding requirements will apply to the gross proceeds paid to a Non-U.S. Holder on the disposition of the notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the notes is not a United States person and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be credited toward a Holder's United States federal income tax liability, if any. To the extent that the amounts withheld exceed a Holder's tax liability, the excess may be refunded

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

to the Holder provided the required information is furnished to the IRS, and the Holder files a United States tax return claiming a refund of excess withholding.

RECENTLY ISSUED TREASURY REGULATIONS

     The United States Treasury Department has promulgated new regulations regarding the withholding and information reporting rules discussed above. In general, the new regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The new regulations require, however, that a foreign person furnish its taxpayer identification number in certain circumstances to claim a reduction in United States federal withholding tax and new rules are provided for foreign persons that hold debt instruments through a foreign intermediary. In particular, in the case of payments to foreign partnerships (other than payments to foreign partnerships that qualify as "withholding foreign partnerships" within the meaning of the new regulations and payments to foreign partnerships that are effectively connected with the foreign partnership's conduct of a trade or business in the United States), the partners of such partnerships will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a Non-U.S. Holder only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is unreliable. The new regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE IMPACT, IF ANY, OF THE NEW REGULATIONS.

     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE U.S. HOLDERS AND NON-U.S. HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

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                         BOOK ENTRY: DELIVERY AND FORM

     Except as set forth below, the notes will initially be issued in the form of one or more registered notes in global form without interest coupons (each a "Global Note"). Each global note will be deposited with, or on behalf of, The Depository Trust Company (DTC) and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     DTC has advised us that DTC is

     - a limited-purpose trust company organized under the laws of the State of New York,

     - a member of the Federal Reserve System,

     - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

     - a "Clearing Agency" registered pursuant to Section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participating organizations (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.

     We expect, pursuant to procedures established by DTC, that (a) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and (b) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that persons take physical delivery in definitive form of securities they own and that security interest in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer notes or to pledge the notes as collateral will be limited to an extent.

     So long as DTC or its nominee is the registered sole owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the Indenture, Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in notes represented by a Global Note to pledge or transfer such interest to persons or entitles that do not participate in DTC's system or to otherwise take action with respect to such interest, may be effected by a lack of physical certificate evidencing such interest.

     Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if a holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or such Global Note. The Issuers understand that under existing industry
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

practice, in the event the Issuers request any action of holders of notes or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of the Global Note, is entitled to take, DTC would authorize the Participants to take action and the Participant would authorize holders owning through that Participant as to take action or to would otherwise act upon the instruction of these holders. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to these notes.

     Payments with respect to the principal of, premium, if any, and interest on any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing the notes under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuers, the Initial Purchasers, the Trustee nor any Agent of the Issuers, the Initial Purchasers or the Trustee has or will have any responsibility or liability for the payment amounts to beneficial owners of interest in the Global Note (including principal, premium, if any, and interests), or to immediately credit the accounts of the relevant participants with payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. Payments by the Participants and Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and the DTC.

CERTIFICATED SECURITIES

     If:

     - DTC notifies us in writing that it is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and we are unable to locate a qualified successor within 90 days,

     - we, at our option, notify the Trustee in writing that we elect to cause the issuance of notes in definitive form under the Indenture or

     - upon the occurrence of certain other events,

then, upon surrender by DTC of its Global Notes, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes.

     Upon any such issuance, the Trustee is required to register Certificated Securities in the name of these persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither we nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each beneficial owner may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

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                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of 180 days after the expiration date, the issuers will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

     We will not receive any proceeds from any sale of any new notes by broker-dealers. New notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests it in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in the Registration Agreement. We may use this prospectus, as it may be amended or supplemented from time to time, in connection with any additional exchange offers. Additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for new notes pursuant to the terms and conditions contained in this prospectus.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of the new notes will be passed upon for us and our subsidiaries by Patrick B. Carey, Esq., general counsel of our company.

                                    EXPERTS

     Our financial statements and schedules as of January 31, 1999 and 1998 and for each of the years in the three-year period ended January 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of CMI as of May 31, 1998 and 1997 and for each of the years in the three-year period ended May 31, 1998 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Ciulla, Smith & Dale LLP, independent certified public accountants, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
CMI Consolidated Balance Sheet as of November 30, 1998......    F-2
CMI Consolidated Income Statement for the three and
  six-month periods ended November 30, 1998 and 1997........    F-3
CMI Consolidated Statements of Cash Flows for the six-month
  periods ended November 30, 1998 and 1997..................    F-4
Notes to CMI Consolidated Financial Statements..............    F-5

                    CMI INTERNATIONAL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                (UNAUDITED AND SUBJECT TO YEAR END ADJUSTMENTS)

                                                                NOVEMBER 30,      MAY 31,
                                                                    1998            1998
                                                                ------------      -------
                           ASSETS
Current Assets:
  Cash......................................................    $ 7,226,548     $ 20,427,822
  Accounts receivable -- Trade..............................     84,604,284       80,065,873
                      -- Tooling............................             --           81,353
  Net investment in direct financing lease..................      1,800,000        1,800,000
  Inventories -- Production.................................     50,999,025       51,791,542
             -- Tooling.....................................     21,345,570       21,199,896
  Prepaid expenses..........................................      2,252,528        2,485,362
  Prepaid and refundable taxes..............................         67,454               --
  Deferred income taxes.....................................      3,601,120        3,719,300
                                                                ------------    ------------
    Total Current Assets....................................    171,896,529      181,571,148
                                                                ------------    ------------
Property, Plant and Equipment -- at cost:
  Land and improvements.....................................      5,122,253        5,122,253
  Buildings and improvements................................     65,772,534       65,372,548
  Machinery and equipment...................................    158,986,893      157,759,883
  Office furniture and equipment............................     18,256,126       17,817,209
  Transportation equipment..................................      4,644,981        4,548,839
  Tooling for customer production...........................    110,563,052      109,338,695
                                                                ------------    ------------
                                                                363,345,839      359,959,427
  Less: accumulated depreciation............................    182,113,216      163,278,367
                                                                ------------    ------------
    Total Property, Plant and Equipment -- net..............    181,232,623      196,681,060
                                                                ------------    ------------
Other Assets:
  Goodwill -- net of accumulated amortization...............      2,574,992        2,674,994
  Investments...............................................     25,529,474       23,012,701
  Cash surrender value and other assets.....................      7,750,117        7,885,965
                                                                ------------    ------------
    Total Other Assets                                           35,854,583       33,573,660
                                                                ------------    ------------
      Total Assets..........................................    $388,983,735    $411,825,868
                                                                ============    ============
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                                 $20,286,000     $ 20,286,000
  Capital lease obligations.................................             --          113,297
  Accounts payable..........................................     48,001,695       41,007,467
  Accrued liabilities.......................................     22,985,036       29,491,219
  Income and other taxes payable............................             --        1,503,611
  Deferred revenue..........................................      1,885,860        2,186,046
                                                                ------------    ------------
    Total Current Liabilities...............................     93,158,591       94,587,640
                                                                ------------    ------------
Long-Term Liabilities -- net of current portion:
  Notes payable.............................................    119,642,000      147,428,000
  Deferred income taxes.....................................      4,431,350        4,430,300
                                                                ------------    ------------
    Total Long-Term Liabilities.............................    124,073,350      151,858,300
                                                                ------------    ------------
      Total Liabilities.....................................    217,231,941      246,445,940
                                                                ------------    ------------
Stockholders' Equity:
  Common stock..............................................        486,415          486,554
  Retained earnings.........................................    171,265,379      164,893,374
                                                                ------------    ------------
    Total Stockholders' Equity..............................    171,751,794      165,379,928
                                                                ------------    ------------
      Total Liabilities and Stockholders' Equity............    $388,983,735    $411,825,868
                                                                ============    ============

     See accountants' review report and notes to the financial statements.

                    CMI INTERNATIONAL, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENT

                (UNAUDITED AND SUBJECT TO YEAR END ADJUSTMENTS)

                                          THREE MONTHS ENDED                SIX MONTHS ENDED
                                             NOVEMBER 30,                     NOVEMBER 30,
                                     -----------------------------    ----------------------------
                                         1998            1997             1998            1997
                                         ----            ----             ----            ----
Net Sales........................    $141,077,071    $ 146,008,417    $271,020,805    $275,033,597
Cost of goods sold...............     110,653,563      117,195,344     220,887,170     226,702,228
                                     ------------    -------------    ------------    ------------
  Gross Profit...................      30,423,508       28,813,073      50,133,635      48,331,369
Selling, general and
  administration.................      12,531,178       11,260,675      23,445,597      21,475,453
Engineering and product
  development....................       3,585,701        3,460,260       7,185,634       7,047,471
                                     ------------    -------------    ------------    ------------
  Income from Operations.........      14,306,629       14,092,138      19,502,404      19,808,445
Equity in net income (loss) of
  unconsolidated affiliates......      (2,669,062)      (1,597,385)     (5,661,019)     (3,070,405)
Other income (expense)...........         318,880          196,987         279,465        (173,240)
Interest expense -- net..........      (1,788,137)      (1,794,734)     (3,603,602)     (3,586,468)
                                     ------------    -------------    ------------    ------------
  Net Income Before Taxes........      10,168,310       10,897,006      10,517,248      12,978,332
Income taxes.....................       3,896,000        4,037,000       4,098,000       4,773,000
                                     ------------    -------------    ------------    ------------
  Net Income.....................    $  6,272,310    $   6,860,006    $  6,419,248    $  8,205,332
                                     ============    =============    ============    ============

     See accountants' review report and notes to the financial statements.

                    CMI INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                (UNAUDITED AND SUBJECT TO YEAR END ADJUSTMENTS)

                                                                      SIX MONTHS ENDED
                                                                        NOVEMBER 30,
                                                                ----------------------------
                                                                    1998            1997
                                                                    ----            ----
Cash Flows From Operating Activities:
  Net income................................................    $  6,419,248    $  8,205,332
  Depreciation..............................................       9,225,366       8,753,795
  Amortization..............................................       9,839,101      10,323,571
  Change in deferred taxes..................................         119,230         165,402
  Gain on sale of assets....................................              --        (469,507)
  Equity in loss of unconsolidated affiliates...............       5,661,305       3,035,288
  Change in operating assets and liabilities other than
     cash:
     Accounts receivable -- trade...........................      (4,538,411)     (2,393,126)
     Inventories -- production..............................         792,517      (4,820,190)
     Prepaid expenses.......................................         232,834        (138,738)
     Income and other taxes payable.........................      (1,571,065)     (1,431,380)
     Accounts payable.......................................       6,994,228      (2,486,400)
     Accrued liabilities....................................      (6,506,183)      2,941,280
     Deferred revenue.......................................        (300,186)        336,320
  Other.....................................................         135,848        (312,806)
                                                                ------------    ------------
     Net Cash Provided By Operations........................      26,503,832      21,708,841
                                                                ------------    ------------
Cash Flows From Investing Activities:
  Purchase of property, plant and equipment.................      (2,291,671)    (14,877,724)
  Purchase of tooling for customer production...............      (1,224,357)     (6,492,173)
  Proceeds from sale of assets..............................              --       1,337,476
  Change in investment in unconsolidated affiliates.........      (8,178,078)     (5,303,541)
  Net change in tooling produced for customers..............         (64,321)     (1,837,081)
  Other.....................................................              --         596,559
                                                                ------------    ------------
     Cash Used In Investing Activities......................     (11,758,427)    (26,576,484)
                                                                ------------    ------------
Cash Flows From Financing Activities:
  Proceeds from sale of Company stock.......................              --         208,155
  Repurchase of Company stock...............................         (47,382)       (320,338)
  Repayment of long-term debt...............................     (13,286,000)    (10,286,000)
  Net borrowings (repayments) under line of credit
     agreements.............................................     (14,500,000)      7,500,000
  Repayment of capital lease obligations....................        (113,297)       (210,635)
                                                                ------------    ------------
     Cash Used In Financing Activities......................     (27,946,679)     (3,108,818)
                                                                ------------    ------------
Net Decrease In Cash........................................     (13,201,274)     (7,976,461)
Cash -- beginning of period.................................      20,427,822      13,033,150
                                                                ------------    ------------
       Cash -- end of period................................    $  7,226,548    $  5,056,689
                                                                ============    ============

     See accountants' review report and notes to the financial statements.

                    CMI INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (MILLIONS OF DOLLARS, UNLESS OTHERWISE STATED)

(1) BASIS OF PRESENTATION

     In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present its financial position as of November 30, 1998 and the results of its operations and cash flows for the six months ended November 30, 1998 and 1997. The statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's Financial Statement package for the year ended May 31, 1998. The results of operations for the six months ended November 30, 1998 are not necessarily indicative of the results to be expected for the full year.

(2) INVENTORIES

     The major classes of inventory are as follows:

                                                        NOVEMBER 30,      MAY 31,
                                                            1998           1998
                                                        ------------      -------
Raw materials.......................................       $ 5.0           $ 7.1
Work-in-process and finished goods..................        18.2            17.6
Supplies and tools..................................        27.8            27.1
                                                           -----           -----
  Total production inventories......................        51.0            51.8
Tooling inventory...................................        21.3            21.2
                                                           -----           -----
  Total inventories.................................       $72.3           $73.0
                                                           =====           =====

(3) MERGER AGREEMENT

     On November 19, 1998, the Company signed a Merger Agreement with Hayes Lemmerz International (Hayes). Under the terms of the agreement the Company has agreed to enter into a business combination with Hayes where each outstanding share of the Company's stock shall be canceled in exchange for the right to receive merger considerations. Pending necessary approvals, the business combination is expected to be completed on February 1, 1999.

======================================================


We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current as of June 11, 1999.


                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Where You Can Find Additional
  Information........................    i
Incorporation of Certain Documents by
  Reference..........................    i
Prospectus Summary...................    1
Risk Factors.........................   14
Forward-Looking Statements...........   20
Use of Proceeds......................   20
Pro Forma Capitalization.............   21
Hayes Selected Historical Financial
  Information........................   22
CMI Selected Historical Financial
  Information........................   23
Unaudited Pro Forma Combined
  Financial Data.....................   24
The Exchange Offer...................   30
Description of the Notes.............   38
Description of Our Credit Facility...   68
Important United States Federal Tax
  Considerations.....................   70
Book Entry; Delivery and Form........   74
Plan of Distribution.................   76
Legal Matters........................   76
Experts..............................   76
Index of Financial Statements of
  CMI................................  F-1

======================================================

                                  $250,000,000

                       HAYES LEMMERZ INTERNATIONAL, INC.

                      8 1/4% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2008
                                   PROSPECTUS

                                 JUNE 11, 1999


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each of the Registrants has by-law or code of regulation provisions providing that the Registrants shall indemnify their directors, officers, employees or agents to the fullest extent permitted by law. Set forth below are descriptions of the laws of the applicable states of incorporation of the Registrants. These descriptions are intended only as summaries and are qualified in their entirety by reference to the applicable laws.

     (a) State of Delaware for Hayes Lemmerz International, Inc., Hayes Lemmerz International -- California, Inc., Hayes Lemmerz International -- Georgia, Inc., Hayes Lemmerz International -- Indiana, Inc., Hayes Lemmerz
International -- Mexico, Inc. and HL Ohio Sub, Inc.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit is brought, shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's By-Laws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL. The Company has purchased insurance on behalf of the present and former directors and officers of the Company and its subsidiaries against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

     The Company has entered into indemnification agreements with each of its directors pursuant to which the Company has greed to indemnify such individuals to the fullest extent permitted under Delaware law.

     (b) State of Michigan for Hayes Lemmerz International -- Michigan, Inc.

     The Michigan Business Corporation Act, as amended (the "MBCA") provides that a Michigan corporation, such as Hayes Lemmerz International -- Michigan, Inc., may indemnify a director, officer, employee or agent of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the person indemnified by reason of the fact that the person indemnified is or was a director, officer, employee or agent of the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the person indemnified to the extent that the person indemnified is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which the person indemnified shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person indemnified is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

     (c) State of Ohio for Hayes Lemmerz International -- Ohio, Inc.

     The Ohio Revised Code provides that a company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee of the company or agent of such company, or is or was serving at the request of the company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


EXHIBIT NO                             DESCRIPTION
----------                             -----------
    1.1        Purchase Agreement, dated as of December 7, 1998, among the
               Company, as Issuer, certain subsidiaries of the Company, as
               Guarantors, and CIBC Oppenheimer Corp., Credit Suisse First
               Boston Corporation, and Merrill Lynch, Pierce, Fenner &
               Smith Incorporated, as the Initial Purchasers.*
    3.1        Certificate of Incorporation of the Company and Certificate
               of Correction thereof. (Incorporated by reference to Exhibit
               3.1 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on July 12, 1996
               (File No. 1-11592).)
    3.2        Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form
               8-K of the Company filed with the Securities and Exchange
               Commission on July 12, 1996.)
    4.1        Indenture, dated as of December 14, 1998, among the Company, as Issuer, certain subsidiaries of the Company, as
               Guarantors, and The Bank of New York, a New York banking
               corporation, as Trustee. (Incorporated by reference to
               Exhibit 4.11 to the Current Report on Form 8-K of the
               Company filed with the Securities and Exchange Commission on
               February 18, 1999.)

EXHIBIT NO                             DESCRIPTION
----------                             -----------
    4.2        Registration Rights Agreement, dated as of December 14,
               1998, among the Company, as Issuer, certain subsidiaries of the Company, as Guarantors, and CIBC Oppenheimer Corp.,
               Credit Suisse First Boston Corporation, Merrill Lynch,
               Pierce, Fenner & Smith Incorporated, as the Initial
               Purchasers. (Incorporated by reference to Exhibit 4.12 to
               the Current Report on Form 8-K of the Company filed with the
               Securities and Exchange Commission on February 18, 1999.)
    4.3        Third Amended and Restated Credit Agreement, dated as of
               February 3, 1999, among the Company, as Borrower, the
               several banks and other financial institutions from time to time Parties thereto, as Lenders, Canadian Imperial Bank of
               Commerce, as Administrative Agent and Co-Lead Arranger,
               Merrill Lynch Capital Corporation, as Co-Documentation
               Agent, and Dresdner Bank AG, as Co-Documentation Agent and
               European Swing Line Administrator. (Incorporated by
               reference to Exhibit 10.29 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange
               Commission on February 18, 1999.)
    5.1        Opinion of Patrick B. Carey, Esq.
   12.1        Statement regarding the computation of ratio of earnings to fixed charges for the Company. (Incorporated by reference to
               Exhibit 12.1 to the Annual Report on Form 10-K of the
               Company filed with the Securities and Exchange Commission on
               April 30, 1999.)
   21.1        Subsidiaries of the Company. (Incorporated by reference to
               Exhibit 21.1 to the Annual Report on Form 10-K of the
               Company filed with the Securities and Exchange Commission on
               April 30, 1999.)
   23.1        Consent of Patrick B. Carey, Esq. (contained in Exhibit
               5.1).
   23.2        Consent of KPMG LLP.
   23.3        Consent of Ciulla, Smith & Dale LLP.
   24.1        Powers of attorney.*
   25.1        Statement of Eligibility and Qualification on Form T-1 of
               The Bank of New York as Trustee under the Indenture relating to the Company's 8 1/4% Senior Subordinated Notes due 2008.*
   99.1        Letter of Transmittal.
   99.2        Notice of Guaranteed Delivery.
   99.3        Letter to Brokers, Dealers, Commercial Bankers, Trust
               Companies and Other Nominees.
   99.4        Letter to Clients.
   99.5        Guidelines for Certification of Taxpayer Identification
               Number on Substitute Form W-9


-------------------------

* Previously filed.


ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more that 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of June 11, 1999.


                                          HAYES LEMMERZ INTERNATIONAL, INC.

                                          By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers
                                                   Vice President-Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----

                       *                            Chairman of the Board of              June 11, 1999
------------------------------------------------    Directors; Chief Executive Officer
                  Ranko Cucuz                       and Director (Principal Executive
                                                    Officer)

             /s/ WILLIAM D. SHOVERS                 Vice President -- Finance and         June 11, 1999
------------------------------------------------    Chief Financial Officer
               William D. Shovers

                       *                            Corporate Controller and Chief        June 11, 1999
------------------------------------------------    Accounting Officer
                 D. N. Vermilya

                       *                            Director                              June 11, 1999
------------------------------------------------
            Cleveland A. Christophe

                       *                            Director                              June 11, 1999
------------------------------------------------
                 Anthony Grillo

                       *                            Director                              June 11, 1999
------------------------------------------------
                Andrew R. Heyer

                       *                            Director                              June 11, 1999
------------------------------------------------
              Horst Kukwa-Lemmerz

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----
                       *                            Director                              June 11, 1999
------------------------------------------------
                  Paul S. Levy

                       *                            Director                              June 11, 1999
------------------------------------------------
                Jeffrey Lightcap

                       *                            Director                              June 11, 1999
------------------------------------------------
                Wienand Meilicke

                       *                            Director                              June 11, 1999
------------------------------------------------
                John S. Rodewig

                       *                            Director                              June 11, 1999
------------------------------------------------
                    Ray Witt

                       *                            Director                              June 11, 1999
------------------------------------------------
                 David Y. Ying

           *By: /s/ PATRICK B. CAREY
   -----------------------------------------
                Patrick B. Carey
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of June 11, 1999.


                                          HAYES LEMMERZ INTERNATIONAL --
                                          CALIFORNIA, INC.

                                          By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                       TITLE         DATE
                   ---------                       -----         ----

                       *                          Director   June 11, 1999
------------------------------------------------
                  Ranko Cucuz

             /s/ WILLIAM D. SHOVERS               Director   June 11, 1999
------------------------------------------------
               William D. Shovers

                       *                          Director   June 11, 1999
------------------------------------------------
              Ronald L. Kolakowski

           *By: /s/ PATRICK B. CAREY
   -----------------------------------------
                Patrick B. Carey
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of June 11, 1999.


                                          HAYES LEMMERZ INTERNATIONAL --
                                          GEORGIA, INC.

                                          By:    /s/ WILLIAM D. SHOVERS
                                            ------------------------------------
                                                     William D. Shovers


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                       TITLE        DATE
                   ---------                       -----        ----
                       *                          Director  June 11, 1999
------------------------------------------------
                  Ranko Cucuz

             /s/ WILLIAM D. SHOVERS               Director  June 11, 1999
------------------------------------------------
               William D. Shovers

                       *                          Director  June 11, 1999
------------------------------------------------
              Ronald L. Kolakowski

           *By: /s/ PATRICK B. CAREY
   -----------------------------------------
                Patrick B. Carey
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of June 11, 1999.


                                          HAYES LEMMERZ INTERNATIONAL --
                                          INDIANA, INC.

                                          By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                       TITLE         DATE
                   ---------                       -----         ----

                       *                          Director   June 11, 1999
------------------------------------------------
                  Ranko Cucuz

             /s/ WILLIAM D. SHOVERS               Director   June 11, 1999
------------------------------------------------
               William D. Shovers

                       *                          Director   June 11, 1999
------------------------------------------------
              Ronald L. Kolakowski

           *By: /s/ PATRICK B. CAREY
   -----------------------------------------
                Patrick B. Carey
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of June 11, 1999.


                                          HAYES LEMMERZ INTERNATIONAL --
                                          MEXICO, INC.

                                          By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                       TITLE         DATE
                   ---------                       -----         ----

                       *                          Director   June 11, 1999
------------------------------------------------
                  Ranko Cucuz

             /s/ WILLIAM D. SHOVERS               Director   June 11, 1999
------------------------------------------------
               William D. Shovers

                       *                          Director   June 11, 1999
------------------------------------------------
              Ronald L. Kolakowski

           *By: /s/ PATRICK B. CAREY
   -----------------------------------------
                Patrick B. Carey
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of June 11, 1999.


                                          HAYES LEMMERZ INTERNATIONAL --
                                          MICHIGAN, INC.

                                          By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                       TITLE         DATE
                   ---------                       -----         ----

                       *                          Director   June 11, 1999
------------------------------------------------
                  Ranko Cucuz

             /s/ WILLIAM D. SHOVERS               Director   June 11, 1999
------------------------------------------------
               William D. Shovers

                       *                          Director   June 11, 1999
------------------------------------------------
              Ronald L. Kolakowski

           *By: /s/ PATRICK B. CAREY
   -----------------------------------------
                Patrick B. Carey
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of June 11, 1999.


                                          HAYES LEMMERZ INTERNATIONAL --
                                          OHIO, INC.

                                          By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                       TITLE         DATE
                   ---------                       -----         ----

                       *                          Director   June 11, 1999
------------------------------------------------
                  Ranko Cucuz

             /s/ WILLIAM D. SHOVERS               Director   June 11, 1999
------------------------------------------------
               William D. Shovers

                       *                          Director   June 11, 1999
------------------------------------------------
              Ronald L. Kolakowski

           *By: /s/ PATRICK B. CAREY
   -----------------------------------------
                Patrick B. Carey
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of June 11, 1999.


                                          HL OHIO SUB, INC.

                                          By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                       TITLE         DATE
                   ---------                       -----         ----

                       *                          Director   June 11, 1999
------------------------------------------------
                  Ranko Cucuz

             /s/ WILLIAM D. SHOVERS               Director   June 11, 1999
------------------------------------------------
               William D. Shovers

                       *                          Director   June 11, 1999
------------------------------------------------
              Ronald L. Kolakowski

           *By: /s/ PATRICK B. CAREY
   -----------------------------------------
                Patrick B. Carey
                Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NO                             DESCRIPTION
----------                             -----------
    1.1        Purchase Agreement, dated as of December 7, 1998, among the
               Company, as Issuer, certain subsidiaries of the Company, as
               Guarantors, and CIBC Oppenheimer Corp., Credit Suisse First
               Boston Corporation, and Merrill Lynch, Pierce, Fenner &
               Smith Incorporated, as the Initial Purchasers.*
    3.1        Certificate of Incorporation of the Company and Certificate
               of Correction thereof. (Incorporated by reference to Exhibit
               3.1 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on July 12, 1996
               (File No. 1-11592).)
    3.2        Amended and Restated By-laws of the Company. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form
               8-K of the Company filed with the Securities and Exchange
               Commission on July 12, 1996.)
    4.1        Indenture, dated as of December 14, 1998, among the Company, as Issuer, certain subsidiaries of the Company, as
               Guarantors, and The Bank of New York, a New York banking
               corporation, as Trustee. (Incorporated by reference to
               Exhibit 4.11 to the Current Report on Form 8-K of the
               Company filed with the Securities and Exchange Commission on
               February 18, 1999.)
    4.2        Registration Rights Agreement, dated as of December 14,
               1998, among the Company, as Issuer, certain subsidiaries of the Company, as Guarantors, and CIBC Oppenheimer Corp.,
               Credit Suisse First Boston Corporation, Merrill Lynch,
               Pierce, Fenner & Smith Incorporated, as the Initial
               Purchasers. (Incorporated by reference to Exhibit 4.12 to
               the Current Report on Form 8-K of the Company filed with the
               Securities and Exchange Commission on February 18, 1999.)
    4.3        Third Amended and Restated Credit Agreement, dated as of
               February 3, 1999, among the Company, as Borrower, the
               several banks and other financial institutions from time to time Parties thereto, as Lenders, Canadian Imperial Bank of
               Commerce, as Administrative Agent and Co-Lead Arranger,
               Merrill Lynch Capital Corporation, as Co-Documentation
               Agent, and Dresdner Bank AG, as Co-Documentation Agent and
               European Swing Line Administrator. (Incorporated by
               reference to Exhibit 10.29 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange
               Commission on February 18, 1999.)
    5.1        Opinion of Patrick B. Carey, Esq.
   12.1        Statement regarding the computation of ratio of earnings to fixed charges for the Company. (Incorporated by reference to
               Exhibit 12.1 to the Annual Report on Form 10-K of the
               Company filed with the Securities and Exchange Commission on
               April 30, 1999.)
   21.1        Subsidiaries of the Company. (Incorporated by reference to
               Exhibit 21.1 to the Annual Report on Form 10-K of the
               Company filed with the Securities and Exchange Commission on
               April 30, 1999.)
   23.1        Consent of Patrick B. Carey, Esq. (contained in Exhibit
               5.1).
   23.2        Consent of KPMG LLP.
   23.3        Consent of Ciulla, Smith & Dale LLP.
   24.1        Powers of attorney.*

EXHIBIT NO                             DESCRIPTION
----------                             -----------
   25.1        Statement of Eligibility and Qualification on Form T-1 of
               The Bank of New York as Trustee under the Indenture relating to the Company's 8 1/4% Senior Subordinated Notes due 2008.*
   99.1        Letter of Transmittal.
   99.2        Notice of Guaranteed Delivery.
   99.3        Letter to Brokers, Dealers, Commercial Bankers, Trust
               Companies and Other Nominees.
   99.4        Letter to Clients.
   99.5        Guidelines for Certification of Taxpayer Identification
               Number on Substitute Form W-9


-------------------------

* Previously filed.